Exhibit 6.19

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 1 Initials {{$ini2}} Buyer {{$didi2}} Date REAL ESTATE PURCHASE CONTRACT This Real Estate Purchase Contract, together with all Addenda incorporated by reference herein (“Contract”), is made by and between the seller D.R. Horton - Texas, Ltd. (“Seller”) and the Buyer(s) Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC (“Buyer”) and entered into as of the date of Seller’s execution of the Contract as set forth below (the “Contract Date”). Seller and Buyer are sometimes referred to herein as a “Party” or “Parties.” 1. PURCHASE AND SALE: Buyer agrees to purchase from Seller the real estate described as Lot 15; in the Arbor Trails S - V22 / community (the “Community”), with an address of 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US, the single-family residence to be built on this real estate (hereafter the “Home”), and all improvements placed on the real estate (collectively referred to herein as the “Property”). All oil, gas, groundwater and other minerals in, on, and under the Property are excepted from the definition of Property and reserved by Seller, an affiliate of Seller, and/or predecessors in title of Seller. 2. PURCHASE PRICE AND DEPOSIT: A. The total purchase price for the Property is $229,990.00 (“Purchase Price”), exclusive of closing costs as set forth in Section 10 and as further detailed in the Purchase Price Addendum (“PPA”). If the Purchase Price stated herein, in the PPA, or any revised PPA are in conflict, the last dated PPA executed by Buyer and Seller shall control. B. Buyer will deposit with Seller the sum of $11,499.50 (the “Earnest Money Deposit”) when Buyer signs this Contract. Buyer shall make further payment, including any additional deposit (the “Additional Money Deposit”) to Seller as set forth in the PPA. The Additional Money Deposit shall include all subsequent cash deposits to Seller that may be required due to the selection of Options (defined in Subsection 5(C) below). The Earnest Money Deposit and Additional Money Deposit are sometimes collectively referred to herein as the “Deposit.” C. Buyer understands and agrees that the Deposit will be deposited into Seller’s general account (except as provided in Subsection 13(D)), will not be segregated from other funds, and will not bear interest for Buyer’s benefit. The Deposit is non-refundable except as expressly provided herein. D. The Additional Money Deposit and all other funds collected for upgrades or optional items for the Property are non-refundable under any circumstances except for a proper termination for Seller’s default by Buyer or as set forth in Sections 6 or 17. This is because Seller uses the Additional Money Deposit to begin construction of the Home, and if Buyer cannot complete the purchase, Seller cannot determine the amount of damages that it will incur as a result. 3. FINANCING: A. (Select applicable box): {{$rb0d11}}. Cash Transaction. Buyer will not obtain third-party financing and will purchase the Property with cash. Within five (5) business days from the Contract Date, Buyer agrees to provide to Seller financial statements or other written verification of Buyer’s ability to purchase the Property with cash. If, based on the information provided and in Seller’s sole and absolute discretion and judgment, Seller determines that Buyer does not have sufficient resources to purchase the Property with cash or Buyer fails to provide information as required by this subsection, Seller may terminate this Contract and refund to Buyer any paid Deposit, which shall be Buyer’s sole and exclusive remedy, and no cause of action shall accrue for Buyer because of such termination. {{$rb0d12}}. Third-Party Financing. Buyer will seek third-party financing to purchase the Property. Buyer will apply for a mortgage loan (“Loan”) from a lender of Buyer’s choice (“Lender”) within five (5) calendar days from the Contract Date. Buyer will JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 2 Initials {{$ini2}} Buyer {{$didi2}} Date use best efforts, including furnishing all necessary information to the Lender upon request, to obtain approval promptly upon applying for the Loan. If, at any time after thirty (30) days from the Contract Date, Buyer is unable to provide evidence of approval for the Loan, as determined in Seller’s sole discretion, Seller will have the right to cancel this Contract. If Seller cancels the Contract and, in its sole and absolute discretion, determines that Buyer used best efforts but was unable to obtain approval for the Loan, Seller will refund the Deposit. FHA or VA loans are subject to different terms as described in Section 13 below and in the PPA. Although Seller may inform Buyer of available lenders, Buyer understands and acknowledges that choice of lender and choice of loan is Buyer’s sole decision. B. Notwithstanding anything to the contrary in this Contract, Buyer understands and agrees that: (i) Seller and Seller's sales agents and other employees have no authority to approve or disapprove Buyer's Loan; and (ii) the Lender has the sole responsibility and authority to grant approval of Buyer's Loan. Accordingly, Buyer understands that Buyer does not have Loan approval until the Lender grants such approval (which may be with or without conditions). Seller and Seller's sales agents and other employees shall have no liability for the failure of the Lender to approve Buyer's Loan. Buyer is encouraged to review the Notice of Seller’s Business Affiliations for additional provisions relating to the use of DHI Mortgage Company, Ltd. or another Lender. 4. CONSTRUCTION: A. In building the Home, Seller will follow standard residential building practices substantially in compliance with the plans and specifications. Seller will use reasonable efforts to install those finishes and features found on Buyer’s customer selection sheet and any written change orders signed by both Buyer and Seller. However, the brands of fixtures, materials, and appliances may vary from those found in a model home or other houses built by Seller. Seller can, at its discretion, substitute materials of similar or better quality in completing the Home. While Seller’s model homes and any advertising or promotional materials generally display the kind of work Seller performs, those homes and materials are not the basis of the bargain between Buyer and Seller. B. If the Home is not Complete on the date that Buyer executes this Contract, Seller agrees that it will complete construction of the Home in accordance with the standards set forth in this Section 4 on or before the Closing Date (defined in Section 9 below) but in no event later than the date set forth in this Subsection 4(B). Due to events beyond Seller’s control (like adverse weather) and other situations, Seller cannot provide a definitive date for when the construction will be completed. Any statements made by Seller’s employees regarding the schedule or timing for completion are merely estimates (including the Estimated Completion Date in the PPA), they are not part of this Contract, are not binding, and no cause of action shall accrue on behalf of Buyer because of any such estimate. However, notwithstanding any other provision of this Contract, Seller shall Complete the Home within two (2) years from the date that Buyer executes this Contract, subject to extensions for delays caused by matters reasonably beyond Seller’s control that are recognized as a defense to a contract action or performance delay in the state where the Property is located (such as acts of God, force majeure, casualty to property, or labor/material shortages). For purposes of this Subsection 4(B), the Home will be considered “Complete” when: (i) it is physically habitable, usable for the purpose for which it was purchased, and ready for occupancy by Buyer; (ii) it has all necessary and customary utilities extended to it; and (iii) a certificate of occupancy, if applicable to the transaction at issue and if issued in the subject state of the Property, has been issued. Notwithstanding any provision in this Contract to the contrary, including but not limited to Sections 6 and 14, nothing herein shall limit Buyer’s remedies if Seller defaults under this Subsection 4(B). C. In Seller’s marketing and construction of the Home, Seller relies on written information related to the Property that is provided by third parties such as the prior owners of the Property, professional engineers, the developer (as applicable), and governmental entities. Seller also relies on the product descriptions and warranties provided by manufacturers and subcontractors in connection with the materials furnished and work performed. Thus, Buyer understands that Seller is not responsible if any of the information that these third parties provide is inaccurate or incomplete, and no cause of action shall accrue on behalf of Buyer against Seller because of such inaccuracy or incompletion. This Subsection 4(C) shall survive Closing (defined in Subsection 5(A) below) and/or termination of this Contract. 5. BUYER’S OBLIGATIONS DURING CONSTRUCTION/RISK OF LOSS: A. Buyer understands that Seller is exclusively entitled to construct the Home. Unless Seller otherwise agrees in writing, Buyer shall not perform or allow the performance of any work or alterations in or about the Home or on the Property before the closing and funding of this Contract (the “Closing”). Buyer also understands that Seller’s subcontractors are performing work on the Property under a contract with Seller and not Buyer. Buyer will not direct Seller’s subcontractors to perform any work or communicate with Seller’s subcontractors regarding any aspect of the work. If Buyer violates this Subsection 5(A), Seller’s JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 3 Initials {{$ini2}} Buyer {{$didi2}} Date warranties will be void and Seller will be entitled to cancel this Contract and seek all available remedies, including the right to recover Seller’s repair costs and associated damages. This Subsection 5(A) shall survive Closing and/or termination of this Contract. B. While the Home is being constructed, Buyer understands that the Property will be a dangerous construction site. Buyer will not have access to the Property prior to Closing unless authorized and accompanied by an agent of Seller. If Buyer enters the Property without authorization, such entry is at Buyer’s sole risk and Buyer assumes all responsibility for any loss or injury suffered by Buyer or Buyer’s guests, family, including minor children, licensees, or invitees (“Buyer’s Guests”) at the Property. BUYER WAIVES, RELEASES, AND AGREES TO INDEMNIFY AND HOLD HARMLESS SELLER FROM ANY CLAIMS, INCLUDING WITHOUT IMPLIED LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS OF COURT AS A RESULT OF BUYER’S OR BUYER’S GUESTS’ UNAUTHORIZED ENTRY ONTO THE PROPERTY. This Subsection 5(B) shall survive Closing and/or termination of this Contract. C. If this Contract is for a Home that has not already been constructed and options are allowed by Seller for the Home, Buyer shall meet with Seller's Decorating Center (which may be the model home) as soon as possible but no later than twenty one (21) days after the Contract Date during normal business hours or on weekends, as allowed by the Decorating Center, to select finishes and features. If applicable, Buyer may select colors, styles, and other similar materials for the Home, including, without limitation, all of Buyer's color and material selections, carpeting, flooring, cabinetry, countertops, and all other selections necessary or appropriate to complete construction of the Home. Only (a) those standard items included in the basic plan for the Home, and (b) those optional items, upgrades, or extras (if any, as approved by Seller) shown on the PPA (singularly, an "Option", and collectively, the “Options”) are included in the sale. Buyer understands and agrees that Buyer cannot modify those selections made at the meeting held at Seller’s Decorating Center. Selections made at the Seller’s Decorating Center may increase the Purchase Price, and Buyer may be required to sign a revised PPA reflecting the change. Except for those items described in other provisions of this Subsection 5(C), no other personal property, fixtures, equipment, extra design features, decorations, floor coverings, decorator-like fixtures, wall coverings, window treatments (shutters, draperies, etc.), furniture, furnishings, mirrors, appliances, landscaping, or modifications of the Home or other optional items of any kind (whether or not shown in any brochure, model, or advertising) are included in the sale of the Home. In the event certain colors, material selections, and/or Options become unavailable for any reason, Seller may substitute such colors, materials sections, and/or Options with ones of similar or higher quality, in Seller’s sole discretion 6. CASUALTY: In the event of material damage or destruction of the Property and/or the Home by fire, earthquake, or any other casualty outside of Seller’s control prior to the Closing Date (as defined in Section 9 below), Seller may terminate the Contract and return the Deposit to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination. 7. WARRANTIES: Seller provides two express, limited warranties on the Home. First, Seller warrants during the first year after Closing that the Home will be free from defects caused by a failure to originally construct the Home in a good and workmanlike manner. This standard means that Seller will follow standard industry practices used in the community and supply materials that do not contain defects. If during this one-year period a defect arises that was caused by an original lack of good workmanship, Buyer must notify Seller before the first anniversary of Closing. Seller will inspect the item, and if it is covered by this warranty, Seller will repair or replace the item (at Seller’s sole discretion) and any property that was damaged by the defect, except under no circumstances will the Seller be responsible for any personal property damage and/or damage caused by Buyer’s failure to promptly report the warranty item to Seller. This will be performed during normal business hours, so Buyer must arrange for Seller to have access to the Home. Because the one-year limited warranty applies only to faulty original construction and defective materials, it naturally does not apply to defects caused by other reasons, by way of example and not as a limitation: normal wear and tear, adverse weather, natural disasters, faulty maintenance, or damaging operations. Also, Seller’s warranty does not cover (and thus Seller is not responsible for) indirect or consequential damages that may arise from a covered defect. Seller does not warrant the real property or improvements not a part of the Home itself (e.g., fences, sidewalks, landscaping, grass, irrigation systems, etc.). For FHA and VA loans, Seller’s limited one-year warranty includes the Warranty of Completion of Construction, which will be provided to Buyer. In addition to the one-year limited warranty, Seller provides an express ten (10) year homeowners’ warranty through an independent, third-party warranty company—Residential Warranty Corporation (“RWC”). Buyer may request a sample of the warranty booklet prior to Closing. Seller will provide the applicable warranty booklet for the Home at or before Closing. These two express limited warranties (Seller’s one-year warranty and the RWC warranty) are intended to describe the manner and quality of construction of the Home and the standards of performance for the Home after completion. Thus, these are provided in JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 4 Initials {{$ini2}} Buyer {{$didi2}} Date lieu of all other express warranties and implied warranties. THE PARTIES EXPRESSLY DISCLAIM ANY OTHER EXPRESS OR IMPLIED WARRANTIES, WHETHER AS TO QUALITY, WORKMANSHIP, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, HABITABILITY, OR OTHERWISE. If a defect arises after the first year of ownership (and/or if it is not reported to Seller within that first year), it is not covered by Seller’s one-year limited warranty, although it may be covered by the RWC warranty, as determined by RWC. This Section 7 shall survive Closing and/or termination of this Contract. Finally, certain product manufacturers may also provide a manufacturer's warranty on their materials, appliances, or equipment. Because Seller does not manufacture appliances or other consumer products, Seller’s warranty does not extend to these items. Similarly, Seller does not have any responsibility for the manufacturer's performance under its product warranties. If Seller received any manufacturer's warranties that can be transferred and assigned, Seller hereby assigns them (and any rights thereunder) to Buyer effective at Closing. 8. TITLE: IN ACCORDANCE WITH THE REAL ESTATE LICENSE ACT OF TEXAS, YOU, AS BUYER, ARE ADVISED BY THE REAL ESTATE AGENT THAT YOU SHOULD HAVE THE ABSTRACT COVERING THE HEREIN DESCRIBED REAL ESTATE EXAMINED BY AN ATTORNEY OF YOUR SELECTION OR BE FURNISHED WITH OR OBTAIN A POLICY OF TITLE INSURANCE. Seller agrees to furnish to Buyer, at Buyer’s full expense, (i) prior to Closing, a Commitment for Title Insurance from a title company mutually acceptable to Buyer and Seller (the “Title Company”), and (ii) shortly after Closing, both a Lender’s Policy of Title Insurance (if required by Lender) (the “Lender’s Title Policy”) and an Owner's Policy of Title Insurance (the “Owner’s Title Policy”) issued by the Title Company in the amount of the Purchase Price and dated as of or after the date of Closing. The Owner’s Title Policy shall insure Buyer's title to be good and indefeasible subject only to the standard printed exceptions, applicable easements, the Declaration of Restrictions for the subdivision in which the Property is located, any liens securing the payment of the Loan, and any and all matters of record. The General Warranty Deed to be furnished by Seller at Closing shall be subject to any items shown on the survey, the terms listed in the preceding sentence, including all easements of record, and easements visible or apparent on the ground, whether or not such easement is shown on the survey, which are applicable to the Property. 9. CLOSING: Seller will have the sole right to determine the date, time, and place of the Closing (the “Closing Date.”). Seller shall communicate the details of the Closing in writing, including, without implied limitation, electronic mail, to Buyer and Buyer will close on the Closing Date, unless otherwise agreed to in writing by both Parties. Although the Home may be Completed, the Home may be subject to certain exceptions and/or "punch list" items for additional work. However, the existence of such exceptions and/or punch list items will not give Buyer cause to delay Closing or cancel this Contract. Exceptions and punch list items may include, by way of example and not limitation, failure of operation of appliances, electric outlets, plugs or fixtures, or touch-up painting or minor corrective work. Following the Closing, Seller will remedy the punch list items agreed to by Buyer and Seller in a walk-through inspection and any other exception items. If Buyer desires to engage a third party inspector to inspect the Property, such inspector must execute an access agreement with Seller (which includes indemnity and insurance obligations on the part of the inspector), perform the inspection not less than 48 hours prior to the scheduled walk-through inspection with a Seller representative present, and present the inspection results to Seller and Buyer on or before the date of the walk-through inspection. No third-party inspector or other Buyer representative will be permitted on the roof. After Closing, Seller shall have no further responsibility for periodic inspection, replacement, maintenance or repair of improvements except for any punch list and exception items identified before the Closing or as may be covered by the limited warranties described in Section 7 above. If Buyer does not close the purchase of the Property on or before the Closing Date, Buyer understands and agrees that Seller shall have the right to terminate this Contract as described in Section 14 below. If Seller does not elect to terminate the Contract and the Closing subsequently occurs after the initially set Closing Date, Seller has the right to charge to Buyer and Buyer shall pay (except as may be limited by FHA/VA regulations for FHA/VA loans) to Seller (in addition to all other amounts due from Buyer under this Contract) a late closing fee up to $75 per day from and including the initially set Closing Date to and excluding the actual day of Closing (the “Late Fee”). Buyer understands and agrees the Late Fee is to cover Seller’s administrative fees and is not a penalty. Notwithstanding the foregoing, if this Contract is contingent upon Buyer obtaining a Loan, Seller shall agree to postpone Closing to the extent such postponement is required in order for Buyer’s Lender to meet any waiting period required under federal consumer financial law, and Seller shall not impose the Late Fee. In the event that the Buyer does not close on or before the Closing Date due to delays caused solely by Seller, Seller will not have the right to impose the Late Fee. 10. CLOSING COSTS: At the Closing, Buyer shall pay for any Lender’s Title Policy, Owner’s Title Policy, any endorsements, loan origination fees, points and other loan fees, prepaid interest, credit reports, transfer or entry fees and capital reserve fees charged by the HOA, prepaid insurance premiums and taxes charged by the Lender, any recording fees, appraisal costs, and all other closing costs (except those otherwise required hereunder to be paid by Seller and as may be limited by FHA/VA regulations for FHA/VA JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 5 Initials {{$ini2}} Buyer {{$didi2}} Date loans). Buyer shall pay for the costs of the survey. Taxes and any homeowner’s association assessments/fees shall be prorated to the Closing Date and if Buyer is required to pay a portion of taxes and/or homeowner’s association assessments/fees due because of the proration, such amount and any prepaid taxes and/or homeowner’s association assessments/fees required by the Lender to be paid by the Buyer shall not be considered closing costs for purposes of the closing costs limitations in this Contract. 11. UTILITIES: Seller and Buyer understand and agree that Buyer shall have no obligation to close if electricity, water, and gas (if applicable) utilities are not operational to the Property. Buyer understands that Buyer has sole responsibility to arrange for utilities to be turned on to the Property. Any delays incurred in the scheduling or turning on the utilities shall not permit Buyer to delay the Closing. Seller shall have no liability for any and all resulting damages and no cause of action shall accrue on behalf of Buyer for any such delays or damages. This Section 11 shall survive Closing and/or termination of this Contract. 12. APPRAISED VALUE: (Applicable to Non-VA and Non-FHA Loans Only). This Contract is NOT contingent on an appraisal. Buyer shall be required to proceed to Closing without regard to whether the Property is appraised for less than the Purchase Price. 13. FOR FHA/VA LOANS ONLY: A. Amendatory Clause: Please refer to the PPA for additional information for FHA loans. B. Additional Funding: Buyer agrees that should Buyer elect to complete the purchase at an amount in excess of the appraised value, Buyer shall pay such excess amount in cash from a source Buyer agrees to disclose to FHA or VA (as applicable) and that Buyer represents will not be from borrowed funds, except as approved by FHA or VA (as applicable). C. Escape Clause for VA Loans Only: It is expressly agreed that, notwithstanding any other provisions of the Contract, the Buyer shall not incur any penalty by forfeiture of earnest money or otherwise or be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. The Buyer shall, however, have the privilege and option of proceeding with the consummation of the Contract without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)). D. Deposit for VA Loans Only: Notwithstanding Subsection 2(C), the Deposit will be deposited by Seller in a special trust account that is safeguarded from claims of creditors of Seller until the Deposit either: (i) for the benefit of Buyer, has been disbursed at settlement or applied to the cost of the land/construction of the Property; or (ii) if the transaction does not materialize, is otherwise disposed of in accordance with the terms of the Contract. E. Notice of VA Loan: [Select one of the following] {{$rb1d11}} Buyer intends to obtain a VA Loan. OR {{$rb1d12}} Buyer does NOT intend to obtain a VA Loan. If Buyer does NOT currently intend to obtain a VA Loan but later decides to obtain a VA Loan, Buyer must promptly notify Seller in writing. 14. DEFAULTS AND REMEDIES: Buyer will be in default under this Contract if: (a) Buyer advises Seller in writing or otherwise that Buyer will not fully perform Buyer’s obligations under this Contract; or (b) Buyer fails to fully and timely perform any provision of this Contract (including but not limited to timely paying Deposits or timely completing the Closing). If Buyer defaults, Seller may cancel this Contract at any time by giving Buyer written notice, and Seller is entitled to retain the Deposit. This will be Seller’s remedy if Buyer defaults, and the Parties cannot resolve the matter within a reasonable amount of time. Because it would be extremely difficult to estimate the damages Seller would suffer if Buyer defaults on Buyer’s obligations, the Parties agree that the forfeiture of the Deposit would be a fair reimbursement of Seller’s damages. In addition to this remedy, if Buyer or Buyer’s Guests damage the Home and/or Property prior to Closing and Seller must repair it, Buyer will be responsible for Seller’s repair costs and associated damages. JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 6 Initials {{$ini2}} Buyer {{$didi2}} Date If, prior to Closing, Buyer believes that Seller has failed to comply with the Contract, Buyer must give Seller written notice detailing Buyer’s complaint. Seller will have twenty (20) days after receipt to remedy the failure or commence a cure if the correction will take longer than twenty (20) days. If Seller has not remedied or commenced to remedy the problem within this time, Buyer’s sole and exclusive remedies are either to: (1) terminate this Contract upon delivering written notice to Seller, whereupon Seller will refund the Deposit in lieu of all other legal and equitable remedies; or (2) pursue specific performance of this Contract in accordance with the dispute resolution procedures set forth in Section 15 below. NOTWITHSTANDING ANY PROVISION OF THIS CONTRACT TO THE CONTRARY, IF A BONA FIDE DISPUTE ARISES BETWEEN THE PARTIES PRIOR TO THE CLOSING THAT THE PARTIES CANNOT REASONABLY AND PROMPTLY RESOLVE THROUGH GOOD FAITH NEGOTIATIONS, THEN SELLER CAN ADVISE BUYER IN WRITING THAT IF THE MATTER IS NOT RESOLVED WITHIN TEN (10) DAYS, SELLER CAN ELECT TO TERMINATE THE CONTRACT AND RETURN THE DEPOSIT TO BUYER. IF THIS REMEDY IS PURSUED, NEITHER PARTY WILL HAVE ANY OTHER CLAIMS OR CAUSES OF ACTION AGAINST EACH OTHER ARISING FROM THE CONTRACT, THE TERMINATION, OR ON ANY OTHER GROUND, AND NEITHER PARTY SHALL HAVE THE RIGHT TO INITIATE THE DISPUTE RESOLUTION PROVISIONS OF THIS CONTRACT OR FILE A LIS PENDENS AGAINST THE PROPERTY. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14 SHALL LIMIT THE BUYER’S REMEDIES IN THE EVENT THAT SELLER DEFAULTS UNDER SUBSECTION 4(B) OF THIS CONTRACT. Notwithstanding the foregoing, if Seller fails to Complete construction of the Home within two (2) years from the date Buyer signs this Contract, subject to extensions for delays caused by matters reasonably beyond Seller’s control that are recognized as a defense to a contract action or performance delay in the state where the Property is located (such as acts of God, force majeure, casualty to property, or labor/material shortages), Buyer may pursue whatever remedies Buyer may have at law or in equity under applicable law. This Section 14 shall survive Closing and/or termination of this Contract. 15. DISPUTE RESOLUTION: The Parties both desire to quickly, inexpensively, and efficiently resolve any disputes that arise. Thus, any and all claims, disputes, and causes of action of whatever nature involving or relating to the Contract, the Home, the Property, any warranties, the Parties’ interactions, or otherwise, including, but not limited to, a suit for specific performance (collectively “Disputes”) occurring before and/or after Closing and/or termination of the Contract will be resolved through the following procedures: A. Mediation. If the Parties have not been able to resolve disputes through discussion, the Parties agree to submit the matter to a mediator whose role is to facilitate further negotiations. The mediator will not have power to decide how to resolve the dispute, but will attempt to bring the Parties together. If the Parties cannot agree on the person to serve as mediator, the Parties will utilize the American Arbitration Association (“AAA”) for this role. The Parties will share the mediator’s charges. B. Arbitration. If a Dispute is not resolved by mediation, it will be submitted to binding arbitration under both Texas law and the Federal Arbitration Act. This includes, but is not limited to, disputes arising under tort law, contract law, and the Deceptive Trade Practices-Consumer Protection Act. Unless the Parties agree otherwise, the arbitration will be administered by the AAA, using its "Construction Industry Arbitration Rules" except as specifically modified herein or required by applicable law. The Parties will use a single arbitrator to decide the dispute, unless the Parties agree to utilize a panel of three arbitrators. Buyer and Seller will be the only Parties to the dispute, and group or class action claims will not be allowed. The decision of the arbitrator (or the majority in the case of a panel) shall be final and binding on both Parties. These procedures are in lieu of resolving disputes in a court of law, which the Parties both expressly waive. If Buyer initiates the arbitration, Seller will reimburse Buyer 50% of the initial filing fee, but each Party must arrange for and pay for their own witnesses, legal counsel, investigation costs, experts, consultants, expenses, reports, and studies (although applicable law may allow for the reimbursement of some of these costs). Buyer may employ counsel to assist Buyer in these processes, and the Parties agree that the Parties can conduct appropriate discovery in any arbitration. With the exception of a suit for injunctive relief, if either Party files a lawsuit and not an arbitration in breach of this provision, the non-breaching Party shall be entitled to recover all costs and fees, including attorneys’ fees, incurred in compelling the matter to arbitration. C. Waiver of Jury Trial. Notwithstanding the agreement to submit all Disputes to mediation and arbitration, if such procedures are unavailable for any reason, then the Parties agree as follows: EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTRACT OR THE TRANSACTIONS CONTEMPLATED JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 7 Initials {{$ini2}} Buyer {{$didi2}} Date HEREBY. BUYER IS ENCOURAGED TO CONTACT AN ATTORNEY IF BUYER DOES NOT UNDERSTAND THE LEGAL CONSEQUENCES OF EXECUTING THIS CONTRACT. D. Limitations. Any action or claim, regardless of form, which arises from or relates to this Contract and/or the Property is barred unless it is brought by the Buyer or Seller not later than two years and one day from the date that the cause of action accrues. E. Waiver of Consequential and Punitive Damages. UNDER NO CIRCUMSTANCES SHALL SELLER OR BUYER BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, SPECULATIVE, INDIRECT, PUNITIVE, EXEMPLARY, LOST PROFITS, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED. The Parties expressly agree that to the extent any such damages are awarded by an arbitrator(s), they are not enforceable, and the Party required to pay such damages has the right to appeal the award to a court of competent jurisdiction. F. Limitation on Attorneys’ Fees. Except as provided in Section 20, Subsection 5(B), and the last sentence of Subsection 15(B), each Party is responsible for the payment of their own attorneys’ fees and costs and under no circumstances will Seller or Buyer be liable to the other Party for attorneys’ fees and costs. G. Completion of Home. Notwithstanding the foregoing, the arbitration provisions of this Subsection 15(B) shall not apply in the event that the controversy relates to a default by the Seller under Subsection 4(B) of this Contract. H. Survival. This Section 15 shall survive Closing and/or termination of this Contract. 16. BROKER/LICENSEE: A. Seller may agree to pay a co-broker fee or commission but only upon execution by Seller of Seller's Real Estate Agent/Broker Buyer Registration Form or other approved agreement (“Co-Broker Agreement”). At the time of Buyer’s execution of this Contract the amount of the co-broker fee or commission is set forth in the Purchase Price Addendum. Buyer represents and warrants that Buyer has not dealt with any other agents, brokers, salespersons, or finders of persons other than as disclosed to Seller in writing, and Buyer shall hold Seller harmless from and indemnify Seller against any and all liability, expenses, or attorneys' fees sustained or incurred by Seller resulting from the actions of Buyer. No commissions shall be earned by broker/agent or paid by Seller for any reason whatsoever if Closing does not occur for any reason. This Section 16 shall survive the Closing and/or termination of this Contract. B. Seller typically pays a commission (“Broker’s Commission”) upon home closing to licensed brokers who introduce buyer to Seller’s communities. Such a commission may be paid in connection with the purchase of the Property. In addition, Seller from time-to-time offers incentives programs (“Incentive Programs”) to brokers, such as additional commissions for sales within a certain time period or for multiple sales within a certain time period. Incentive Programs, before or after the Contract Date, may be offered to Buyer’s broker. If Buyer wants more information regarding Broker’s Commission or Incentive Programs applicable to Buyer’s purchase, please notify Seller in writing. NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL BROKER’S COMMISSION OR AMOUNTS PAID FROM INCENTIVE PROGRAMS EXCEED THE MAXIMUM AMOUNT SET FORTH IN THE WRITTEN COMPENSATION AGREEMENT BETWEEN BUYER AND BUYER’S BROKER. 17. PRIOR SALE/ACQUISITION OF PROPERTY: If, as of the Contract Date, Seller does not own title to the Property and Seller is thereafter unable to acquire the Property on terms and conditions acceptable to Seller, in its sole and absolute discretion, Buyer understands that it will be impossible for Seller to perform its obligations under this Contract. In the event of such an impossibility, Seller will have the right to terminate this Contract and return the Deposit to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination. 18. MISCELLANEOUS: A. Possession. Possession of the Property will be delivered to Buyer at Closing (which includes funding.) B. Notices. All written notices required or permitted under this Contract shall be effective upon personal delivery to Seller or Buyer, or upon deposit in the U.S. mail, first class, registered or certified with postage prepaid, or via Federal Express or United Parcel Service, addressed to the respective Party at the addresses specified in this Contract or to such other address as either JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 8 Initials {{$ini2}} Buyer {{$didi2}} Date Party shall specify in the manner provided in this Section. C. Time of Essence; Governing Law. Time is of the essence for this Contract. This Contract and any Disputes shall be governed by Texas law and venue shall be the County where the Property is located. D. Acceptance by Seller. Execution of this Contract by Buyer shall constitute only an offer to purchase the Property. This Contract, and any present or future amendments, addenda, or supplements hereto, shall not be binding upon Seller until all such documents, as required, are executed by Seller's authorized officer/representative identified in the signature block below. To the extent of any conflict between this Subsection 18(D) and any other Section/Subsection or addenda, this Subsection shall control. Execution by the Sales Rep below is not deemed acceptance by the Seller. E. Recording of Contract. Buyer agrees that this Contract will not be recorded in any real property records. If Buyer attempts to record the Contract, Seller may consider such action to be a breach and may terminate the Contract in accordance with Section 14. Buyer further agrees that any such wrongful recording will constitute a default by Buyer and Buyer agrees to fully indemnify, hold harmless, and defend Seller from and against any and all losses, damages, costs, expenses, and liabilities incurred by Seller for any such wrongful recording in addition to Seller’s remedies under Section 14, including, without implied limitations, court costs and attorneys’ fees. F. Severability. If any term of this Contract is to any extent illegal, otherwise invalid, or incapable of being enforced, such term shall be excluded to the extent of such invalidity or unenforceability. All other terms shall remain in full force and effect, and to the extent permitted and possible, the excluded term shall be deemed replaced by a term that is enforceable and closest to affecting the Parties’ intent. G. Additional Documents. i. Buyer acknowledges receipt of the following documents and understands that such documents are part of the Contract: • The Purchase Price Addendum; • The Community Disclosures Addendum; and • The Builder’s Incentive Addendum. ii. Buyer acknowledges receipt of the following document(s), which is NOT part of the Contract: • The Notice of Seller’s Business Affiliations. iii. Buyer acknowledges that the following documents, which Buyer may receive, if applicable to the purchase of the Property, are NOT part of the Contract: • Real Estate Agent/Broker Buyer Registration Form; • The Declaration of Restrictions applicable to this Community; • The MUD Disclosure, Road District Disclosure, PID Disclosure, or Water District Disclosure; and/or • The Notice of Membership in Property Owners' Association. iv. Buyer acknowledges that Buyer may, as applicable, receive the following documents and that if such documents are received, that they will be part of the Contract: • Floodplain Disclosure Addendum; • Pipeline and/or Drill Site Disclosure Addendum; • Common Area and Facilities Disclosure Addendum; • Wetlands Disclosure Addendum; • Roadway Disclosure Addendum; • Airport Disclosure Addendum; • Golf Course Disclosure Addendum; JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 9 Initials {{$ini2}} Buyer {{$didi2}} Date • Railroad Disclosure Addendum; • Lack of Surface Waiver Addendum; • Supplemental Disclosures Addendum; • Developer Disclosure Addendum; • Adjacent Property Disclosure Addendum; • Model Home Addendum; • Contingency Addendum; and/or • Any other Community specific addendum not specifically identified herein or in Subsections 18(G) (i), (ii), or (iii). 19. ENTIRE AGREEMENT; AMENDMENTS; NO ORAL REPRESENTATIONS: The Contract, together with all Addenda, disclosures, and notices, constitutes the complete and only agreement between Seller and Buyer and may be modified or supplemented only by written agreement signed by Seller and Buyer. There are no other agreements between Buyer and Seller and the terms of this Contract constitute the entire agreement between Buyer and Seller. Buyer has personally inspected the Property and is buying it on the basis of Buyer's own examination and judgment and not because of any representation made by Seller or Seller's agent to Buyer as to its location, value, future value, income therefrom, type, or condition of construction. No salesperson, agent, or employee of Seller has any authority to modify the terms of this Contract or the authority to make any oral representation or agreement upon which Buyer may rely to cancel, change, or modify any portion of this Contract. This Contract supersedes any and all prior understandings and agreements. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING, UNLESS SUCH AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE HAS BEEN DESCRIBED IN A PPA EXECUTED BY BUYER AND SELLER'S AUTHORIZED OFFICER/REPRESENTATIVE. 20. NO RECORDING OF LIS PENDENS: As partial consideration for Seller’s entering this Contract, Buyer waives all rights to record or file a lis pendens or a notice of pending action against the Property. Buyer further agrees that any such wrongful recording will constitute a default by Buyer and Buyer agrees to fully indemnify, hold harmless, and defend Seller from and against any and all losses, damages, costs, expenses, and liabilities incurred by Seller for any such wrongful recording in addition to Seller’s remedies under Section 14, including, without implied limitations, court costs and attorneys’ fees. 21. REPRESENTATION REGARDING OCCUPANCY OR INVESTMENT: Buyer to select either A or B: • {{$rb2d11}} A. Buyer hereby represents and warrants the Property is to be owned and occupied as Buyer’s primary residence and not for investment purposes or rental. Buyer acknowledges that any misrepresentation in this respect will be a material default of the Contract entitling Seller to terminate the Contract and retain the Deposit as liquidated damages. Buyer agrees to provide satisfactory (in Seller’s sole discretion) verification or proof of the sale or transfer, or intention thereof, of Buyer’s existing residence to Seller within seven (7) calendar days of receipt of a written request from Seller. • {{$rb2d12}} B. Buyer hereby represents and warrants that the Property is to be purchased as an investment property and that Buyer is prohibited from recording the Contract or allowing any lis pendens to be recorded as set forth in Section 20. Buyer acknowledges that Seller can, in its sole and absolute discretion, prohibit or limit the number of investor purchases in the Community, and if Seller determines that this Contract exceeds the number of allowable investor purchases in the Community, Buyer acknowledges that Seller may terminate the Contract and return the Deposit to Buyer and no cause of action shall accrue on behalf of Buyer because of such termination. Further, and in addition to any restriction set forth in any recorded covenant, condition, or restriction affecting the Property, Buyer shall not place a “for sale” or “for rent” sign on the Property until one (1) year after Closing. Buyer acknowledges that the Declaration of Restrictions for the Community or other association restrictions, deeds, or covenants may restrict and/or prohibit Buyer from renting, leasing, or otherwise using the Property for any purposes other than Buyer’s primary or secondary residence. Buyer acknowledges that Seller has no control over and no obligation to notify Buyer of such restrictions or limitations. Buyer should review all such applicable restrictions, deeds, or covenants. Buyer expressly acknowledges that Buyer assumes all risk that the Property may have restrictions affecting Buyer’s use of the Property, including the potential inability to lease or rent the Property. Buyer expressly acknowledges that the obligations contained in this Subsection 21(B) shall survive Closing and/or termination of this Contract. Notwithstanding anything contained herein to the contrary and except for a Seller default pursuant to Section 14, if Buyer indicates an intention to the purchase the Property as an investment, Buyer is not entitled to a return of the Deposit. 22. REPRESENTATION REGARDNG FOREIGN INDIIVUDALS OR ENTITIES: Buyer represents and warrants to Seller that JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE CONTRACT –REVISED 8/8/24 MDP PAGE 10 Initials {{$ini2}} Buyer {{$didi2}} Date Buyer is not prohibited from acquiring or owning the Property pursuant to (i) Texas Property Code Sections 5.251 – 5.259, as may be modified or amended or interpreted by governmental authorities from time to time, and (ii) all rules and regulations promulgated under Texas Property Code Sections 5.251 – 5.259. If the foregoing representation is untrue at any time, it shall constitute an automatic default, without the necessity of notice delivered to Buyer, and Seller may immediately terminate this Contract and retain the Deposit. BUYER SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES, AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COSTS) INCURRED BY SELLER ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATIONS. These indemnity obligations shall survive the expiration or earlier termination of this Contract and Closing. 23. RESIDENTIAL CONSTRUCTION LIABILITY ACT DISCLOSURE: This contract is subject to Chapter 27 of the Texas Property Code. The provisions of that Chapter may affect your right to recover damages arising from a construction defect. If you have a complaint concerning a construction defect and that defect has not been corrected as may be required by law or by contract, you must provide the notice required by Chapter 27 of the Texas Property Code to the contractor by certified mail, return receipt requested, not later than the 60th day before the date you file suit to recover damages in a court of law or initiate arbitration. The notice must refer to Chapter 27 of the Texas Property Code and must describe the construction defect. If requested by the contractor, you must provide the contractor an opportunity to inspect and cure the defect as provided by Section 27.004 of the Texas Property Code. WITNESS the execution hereof: BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date SELLER: D.R. Horton – Texas, Ltd., a Texas limited partnership By: Meadows I, Ltd., a Delaware corporation, its general partner D.R. Horton - Texas, Ltd. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Daniel R Sherwood {{$dtd1}} Date For notice purposes, all written communications should be directed to Buyer’s attention at: Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC 30 N. Gould Street Sheridan, Wyoming 82801 And to Seller at: D.R. Horton - Texas, Ltd. 4306 Miller Rd. Rowlett, TX 75088 MAIN: (214) 607-4244 {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Daniel Daniel R Sherwood (Sep 17, R2025 15 Sherwood :45:07 CDT) Sep 17, 2025 Daniel R Sherwood JA JA Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Sep 17, 2025 Neptune Rem LLC Megan Payne (Sep 18, 2025 12:21:40 CDT) Megan Payne Sep 18, 2025 Megan Payne D.R. Horton Officer Megan Payne

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, **Community:** Arbor Trails S - V22, **Plat:** 15/F/001, **Address:** 7012 Cottonseed Dr (NFS), **Sales Rep:** Daniel R Sherwood

Job: **434890037**
Printed: 9/17/2025

D·R·HORTON®
America's Builder

PURCHASE PRICE ADDENDUM

This **Purchase Price Addendum** (the "**PPA**") is executed in conjunction with and hereby incorporated as an addendum into the Real Estate Purchase Contract (the "**Contract**") between Buyer and Seller, as defined therein, for the Property with an address of **7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US** as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this PPA. To the extent of any conflicts between the Contract, the terms of this PPA, and any other addenda, the terms of this PPA, as revised by subsequent PPAs, shall control.

A. PPA INFORMATION:

⦿ Original PPA

○ Revised PPA

Date of this PPA: 09/17/2025

If revised, enter Change Order No.: 0

Sales Person: Daniel R Sherwood

Added Buyer (Must generate applicable amendment): Neptune Rem LLC

Removed Buyer (Must generate applicable amendment):

B. CONSTRUCTION INFORMATION:

Plan/Elevation/Curbcut: Justice/B21/L -/ 1,720 SQ. FT.

Job #: 434890037

Estimated Completion Date (this date is an estimate only and is **not** binding on Seller and Seller shall have no liability related thereto): TBD By Seller

C. FINANCING, TITLE COMPANY, AND BROKER INFORMATION:

Type of Loan to be obtained by Buyer: Unassigned

Lender: ______________________

Lender Address and Phone Number: ______________________, ______________________,

Title Company: DHI TITLE - NORTH

Title Company Address and Phone Number: 10875 John W. Elliott Dr, FRISCO, TX 75033, (469) 365-2340

Real Estate Agent:

Real Estate Company:

Real Estate Company Address and Phone Number: ; , , ,

Broker Tax ID: TBD

Commission/Bonus, as applicable: 0.00% of final sales price / $ 0.00 **NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL SELLER PAY A COMMISSION IN EXCESS OF THE MAXIMUM AMOUNT SET FORTH IN THE BUYER BROKER AGREEMENT.**

D. SUMMARY OF PURCHASE PRICE:

Base Price of Property: $263,990.00

Lot Premium (if applicable): $ 0.00

Adjustments (if any) Plan: <$34,000.00>; Lot: $ 0.00

Adjusted Options and Upgrades (must be same as stated in part E): $ 0.00

Purchase Price (Sum of Base Price, Lot Premium, and Adjusted Options & Upgrades, less Adjustments): $229,990.00

PURCHASE PRICE ADDENDUM –**REVISED 8/8/24** PAGE 1

Sep 17, 2025

Initials Buyer Date

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, **Community:** Arbor Trails S - V22, **Plat:** 15/F/001, **Address:** 7012 Cottonseed Dr (NFS), **Sales Rep:** Daniel R Sherwood

Job: 434890037
Printed: 9/17/2025

E. SUMMARY OF OPTIONS AND UPGRADES:

Summary of Options and Upgrades:

Selected Options

POS –

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
PROMO716	0	09/17/2025	Scott Michael Schleinz	1.0000	$ 0.00	$ 0.00
Color:			**Location:**			
KICKOFF TO SAVINGS 2025 - BASELEVEL REFRIGERATOR						
1 side by side refrigerator (retail value $1,960; Whirlpool® model # WRS315SDHM)						
PROMO718	0	09/17/2025	Scott Michael Schleinz	1.0000	$ 0.00	$ 0.00
Color:			**Location:**			
KICKOFF TO SAVINGS 2025 - GARAGE DOOR OPENER						
Garage door opener ($595 retail value; if standard in commun ity you will not receive an additional garage door opener, 1 per garage door only)						
PROMO719	0	09/17/2025	Scott Michael Schleinz	1.0000	$ 0.00	$ 0.00
Color:			**Location:**			
KICKOFF TO SAVINGS 2025 - 2 INCH PVC BLINDS (NOT TO EXCEED $2000 RETAIL)						
2-inch White PVC blinds (not to exceed $2,000 retail value, subject to D.R. Horton's sole discretion & does not include dormer, skylights or round windows; unused value will be for feited & is non-transferable)						
					Total	**$ 0.00**

(No DEC options found.)

Options and Upgrades Price: $ 0.00

Adjustments on Options and Upgrades (includes applied Design Center Allowance): $ 0.00

Adjusted Options and Upgrades Price (Options and Upgrades Price, less Adjustments on Options and Upgrades; to be carried over to Summary at Part D above): $ 0.00

Additional Money Deposit: $0.00

Additions and/or Deletions (*applicable to Change Orders only*):

Plan/Elevation Changes:	
V22J/B21 - Justice **Orig**	**$263,990.00**
Swing Left **Orig**	

Option Changes:		Qty.	Unit Price	Ext. Price
45001521 **Orig**	****SIDING COMMUNITIES*EXT PAINTHOME/DOOR PKG** **Color:** CAVIAR 6990/PURE WHITE 7005 **Location:** **Notes:**	**1.0000**	**$ 0.00**	**$ 0.00**
PROMO71 6 **Orig**	**KICKOFF TO SAVINGS 2025 - BASELEVEL REFRIGERATOR** 1 side by side refrigerator (retail value $1,960; Whirlpool® model # WRS315SDHM) **Color:** **Location:** **Notes:**	**1.0000**	**$ 0.00**	**$ 0.00**
PROMO71 8 **Orig**	**KICKOFF TO SAVINGS 2025 - GARAGE DOOR OPENER** Garage door opener ($595 retail value; if standard in commun ity you will not receive an additional garage door opener, 1 per garage door only) **Color:** **Location:** **Notes:**	**1.0000**	**$ 0.00**	**$ 0.00**

PURCHASE PRICE ADDENDUM –**REVISED 8/8/24** PAGE 2

Sep 17, 2025

Initials Buyer Date

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, **Community:** Arbor Trails S - V22, **Plat:** 15/F/001, **Address:** 7012 Cottonseed Dr (NFS), **Sales Rep:** Daniel R Sherwood

Job: 434890037
Printed: 9/17/2025

Option Changes:		Qty.	Unit Price	Ext. Price
PROMO719 Orig	**KICKOFF TO SAVINGS 2025 - 2 INCH PVC BLINDS (NOT TO EXCEED $ 2000 RETAIL)** 2-inch White PVC blinds (not to exceed $2,000 retail value, subject to D.R. Horton's sole discretion & does not include dormer, skylights or round windows; unused value will be for feited & is non-transferable) **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00

Pricing Changes:	
Negotiated Discount "Negotiated Discount" **Orig** **Notes:**	<$34,000.00>

Escrow Changes:		
Orig	Trust: Neptune Rem LLC, a Delaware limited liability company	
Orig	Primary Buyer: Neptune Rem LLC	Owner Occupied: No
Orig	Escrow Company: DHI TITLE - NORTH	
Orig	Broker Rebate Amount (Y): $0.00	
Orig	Mailing Address (Y): test	

F. CONTRIBUTIONS AND ALLOWANCES:

Owner's Title Policy: **Seller to pay for the actual cost of the Owner's Title Policy.**

Additional Seller Contribution to Closing Costs **(if any and EXCLUDING any incentives described in the Builder's Incentive Addendum):** $0.00

Initial Design Center Allowance (if any): $ 0.00
Applied Design Center Allowance: $ 0.00
Remaining Design Center Allowance (**unused amount will be forfeited by Buyer at Closing**): $ 0.00

G. ADDITIONAL TERMS:

1. **PPA is Part of Contract**. Buyer understands and agrees that this PPA, once executed by the parties, is a part of Buyer's offer to purchase the Property. Subsequent, revised PPAs (whether one or more) shall control over any previous PPAs and shall become part of the Contract only after execution by both Buyer and Seller. Execution by the Sales Rep below is not deemed acceptance by the Seller. **All Options, if applicable, must be chosen as of the Contract Date or pursuant to Subsection 5(C) of the Contract.**

2. **Deposit**. Buyer agrees to deposit the Additional Money Deposit with Seller upon selection of the Options. Buyer understands and agrees that if Buyer does not close on the Property, the Additional Money Deposit will be non-refundable and forfeited to Seller. Except as provided otherwise in the Contract, forfeiture of the Options and Additional Deposit Money will withstand the cancellation and/or termination of the Contract and includes all money paid for the Options regardless of stage of installation at time of cancellation or termination.

3. **No Refund to Buyer.** Buyer understands that any unused Seller contribution, allowance, and/or credit towards Closing Costs, will not, under any circumstances be: (a) refunded to Buyer; (b) used as a credit, contribution, or allowance against the Purchase Price; or (c) used to fund Buyer's escrow account (if any), except as determined by Seller in its sole discretion. Buyer further understands that all such unused Seller contribution, allowance, and/or credit will be forfeited.

PURCHASE PRICE ADDENDUM –**REVISED 8/8/24** PAGE 3

Sep 17, 2025

Initials Buyer Date

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 PURCHASE PRICE ADDENDUM –REVISED 8/8/24 PAGE 4 Initials {{$ini2}} Buyer {{$didi2}} Date 4. Amendatory Clause (For FHA Loans Only). It is expressly agreed that notwithstanding any other provisions of the Contract, the Buyer shall not be obligated to complete the purchase of the Property or to incur any penalty by forfeiture of the Earnest Money Deposit or otherwise, unless Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veterans Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $229,990.00. The Buyer shall have the privilege and option of proceeding with consummation of the Contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. The Buyer should satisfy himself/herself that the price and condition of the Property are acceptable. 5. ENTIRE AGREEMENT. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTOOD THIS PPA AND THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS PPA OR ELSEWHERE IN THE CONTRACT. WITNESS the execution hereof effective as of the Contract Date. BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date SELLER: D.R. Horton - Texas, Ltd. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Daniel R Sherwood {{$dtd1}} Date Buyer’s Offer Date: 09/17/2025 Buyer Notice Address: Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC 30 N. Gould Street, Suite R, Sheridan, Wyoming 82801, US {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Daniel Daniel R Sherwood (Sep 17, R2025 15 Sherwood :45:07 CDT) Sep 17, 2025 Daniel R Sherwood JA JA Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Sep 17, 2025 Neptune Rem LLC Megan Payne (Sep 18, 2025 12:21:40 CDT) Megan Payne Sep 18, 2025 Megan Payne D.R. Horton Officer Megan Payne

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, **Community:** Arbor Trails S - V22, **Plat:** 15/F/001, **Address:** 7012 Cottonseed Dr (NFS), **Sales Rep:** Daniel R Sherwood

Job: **434890037**

Printed: 9/17/2025

D·R·HORTON
America's Builder

EXHIBIT "A"

Property therein legally described as (Street Address): **7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US,** Garage/Plan#/Elev. **L - /V22J /B21**, Lot/Block/Section **15/F (NFS PER ERIC A) 001** in the **Arbor Trails S - V22** Subdivision, an Addition in the City of **PRINCETON**, in **COLLIN** County, Texas.

Exhibit A –REVISED 9/04/18 Page 1

Sep 17, 2025

Initials Buyer Date

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 BUILDER INCENTIVE ADDENDUM –REVISED 7/14/22 PAGE 1 Initials {{$ini2}} Buyer {{$didi2}} Date BUILDER’S INCENTIVE ADDENDUM This Builder’s Incentive Addendum (this “BIA”) is executed in conjunction with and hereby incorporated as an addendum into the Real Estate Purchase Contract (the “Contract”) between Buyer and Seller, as defined therein, for the Property with an address of 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US as further defined in the Contract. This BIA, together with the Contract and all Addenda incorporated therein, constitutes the entire agreement between Seller and Buyer with regard to any cost incentives, allowances, adjustments, credits, discounts, rebates, or other builder concessions of any kind or amount made, or to be made, by Seller in connection with the use of DHI Mortgage and/or Preferred Lender (as defined below) in connection with the sale of the Property, and there are no agreements regarding such incentives, whether written or unwritten, expressed or implied, between the parties except as set forth in this BIA. All terms defined in the Contract shall have the same meanings when used in this BIA. In the event of any conflict in terms set forth in this BIA with any other provisions of the Contract, this BIA shall control. Buyer acknowledges receipt of a separate written Notice of Seller’s Business Affiliations from Seller informing Buyer that Seller has affiliated business arrangements with DHI MORTGAGE COMPANY, LTD. (“DHI Mortgage”) and that Buyer is NOT required to use this affiliated company or any Preferred Lender (defined below) as a condition of Buyer's purchase of the Property or Buyer's access to settlement services in connection with the purchase of the Property. 1. INCENTIVE FOR THE USE OF DHI MORTGAGE OR A PREFERRED LENDER. If Buyer’s mortgage loan for the financing of the purchase of the Property is approved and funded by DHI Mortgage or any Preferred Lender (as defined below), Buyer shall be entitled to an incentive up to the amount of $10000. This amount is to be applied towards Buyer’s payment of the following fees/costs to the extent applicable and in the following order: Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), Discount Points (if applicable). If any of the maximum amount of contribution remains unapplied after payment of all of the above specified costs as applicable, then the remainder shall be applied as a general credit against any other usual and customary costs: (a) actually incurred by Buyer in closing on the purchase and sale of the Property, and (b) shown as charges to Buyer on the Closing Disclosure. Notwithstanding the foregoing: (i) any contribution by Seller to Buyer’s closing costs shall be subject to Buyer’s loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Buyer, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Buyer. As used herein, “Preferred Lender”, if any, shall include: N/A. If no Preferred Lenders are listed in the preceding sentence, the incentive contained in this Section shall apply to the use of DHI Mortgage only. BUYER ACKNOWLEDGES AND UNDERSTANDS THAT THE INCENTIVE DESCRIBED IN THIS SECTION IS EXPRESSLY CONDITIONED ON BUYER’S USE OF DHI MORTGAGE OR PREFERRED LENDER FOR THE LOAN. IN THE EVENT THAT BUYER CHOOSES TO USE A DIFFERENT PROVIDER FOR THE LOAN, BUYER WILL NOT BE ENTITLED TO THE INCENTIVE DESCRIBED IN THIS SECTION. Initials {{$ini2}} Buyer {{$didi2}} Date 2. ENTIRE AGREEMENT. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTOOD THIS BIA AND THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS BIA OR ELSEWHERE IN THE CONTRACT. BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date SELLER: D.R. Horton - Texas, Ltd. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date JA JA JA JA Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Sep 17, 2025 Sep 17, 2025 Megan Payne (Sep 18, 2025 12:21:40 CDT) Megan Payne Sep 18, 2025 Megan Payne D.R. Horton Officer

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 BUILDER INCENTIVE ADDENDUM –REVISED 7/14/22 PAGE 2 Initials {{$ini2}} Buyer {{$didi2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} JA JA Sep 17, 2025 Neptune Rem LLC Megan Payne

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO:	Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC [Homebuyer(s)]	**PROPERTY:**	7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US
FROM:	D.R. Horton - Texas, Ltd. [Seller]	**DATE:**	September 17, 2025

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD.
4312 Miller Road
Rowlett, TX 75088

TRAVIS COUNTY TITLE COMPANY, DBA DHI TITLE AGENCY
4312 Miller Road
Rowlett, TX 75088

D.R. HORTON INSURANCE AGENCY, INC.
1341 Horton Circle
Arlington, TX 76011

DHI TITLE INSURANCE COMPANY
10700 Pecan Park Blvd.
Suite 125
Austin, TX 78750

TRAVIS COUNTY TITLE COMPANY, DBA DHI TITLE AGENCY
10875 John W. Elliott Drive
Suite 400
Frisco, TX 75033

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. In addition, if you choose to use Travis County Title Company for title services related to your home purchase, certain of its title-related services are performed by Austin Data, Inc. and Georgetown Data, Inc. Travis County Title Company also owns 5.56% of Austin Data, Inc. and 5.89% of Georgetown Data, Inc. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the Property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD.		**TRAVIS COUNTY TITLE COMPANY AND DHI TITLE INSURANCE COMPANY***	
Loan Origination Charge:	0% of Loan Amount plus $995.00 An additional 2% of Loan Amount may be applicable for TX Vet Loans or certain Affordable Housing Programs	Title Services	$250.00 - $500.00
		Simultaneous Lender's Title Insurance:	$115.00 – $300.00
Processing Fee:	$250.00	Owner's Title insurance	$1,889.00 - $2,140.00

Travis County Title Company charge estimates are based on an average home price of $300,000. Title Insurance Rates are set by the state. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. *Travis County Title Company provides closing services and title insurance services through several underwriters of title insurance policies, one of which is DHI Title Insurance Company.

In addition, if the property you are purchasing is located in a county where Travis County Title Company is not handling the closing of this transaction, Travis County Title Company may still provide title evidence to Title Agent conducting the closing (at their request) and may receive a portion of the title insurance premium. This portion may be in a range of 40% to 70% of the net premium.

Note: If you apply with DHI Mortgage Company, Ltd., a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

Revised 05.19.2025 MTW

Revised 05.19.2025 MTW ACKNOWLEDGMENT: I/we have read this disclosure form and understand that seller is referring Buyer to purchase the above-described settlement services from DHI MORTGAGE COMPANY, LTD., TRAVIS COUNTY TITLE COMPANY, DHI TITLE INSURANCE COMPANY and D.R. HORTON INSURANCE AGENCY, INC. and may receive a financial or other benefit as the result of this referral. {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} D. R. HORTON INSURANCE AGENCY, INC. D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Texas. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $950 and $4,544 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services. Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Neptune Rem LLC

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 1 Initials {{$ini2}} Buyer {{$didi2}} Date COMMUNITY DISCLOSURES ADDENDUM This Community Disclosures Addendum (this “CDA”), is executed in conjunction with and hereby incorporated as an addendum into the Real Estate Purchase Contract (the “Contract”) between Buyer and Seller, as defined therein, for the Property with an address of 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this CDA. To the extent of any conflicts between the Contract, the terms of this CDA, and any other addenda, the terms of this CDA shall control. 1. DECLARATION OF COVENANTS, CONDITIONS, AND RESTRICTIONS (IF APPLICABLE). As a purchaser of property in the Community, you are obligated to be a member of a property owners' association. Restrictive covenants governing the use and occupancy of the property and all dedicatory instruments governing the establishment, maintenance, or operation of this residential community have been or will be recorded in the Real Property Records of the county in which the Property is located (collectively referred to as the “Declaration”). Copies of the restrictive covenants and dedicatory instruments may be obtained from the county clerk. You are obligated to pay assessments to the property owners' association. The amount of the assessments is subject to change. Your failure to pay the assessments could result in enforcement of the association's lien on and the foreclosure of your Property. Section 207.003 of the Texas Property Code entitles an owner to receive copies of any document that governs the establishment, maintenance, or operation of a subdivision, including, but not limited to, restrictions, bylaws, rules and regulations, and a resale certificate from a property owners' association. A resale certificate contains information including, but not limited to, statements specifying the amount and frequency of regular assessments and the style and cause number of lawsuits to which the property owners' association is a party, other than lawsuits relating to unpaid ad valorem taxes of an individual member of the association. These documents must be made available to you by the property owners' association or the association's agent on your request. 2. LAWS, RESTRICTIONS, AND ORDINANCES AFFECTING THE PROPERTY. Seller hereby notifies Buyer that Municipal, County, State and Federal laws, regulations, and ordinances (individually or cumulatively referred to herein as “Regulations”) as well as the Declaration and/or deed restrictions placed on the Property prior to, at, or after Buyer purchases the Property may affect the use of the Property and the ability of Buyer to make any or certain improvements or changes to the Property, the Home, and improvements constructed thereon. Such Regulations may include, without limitation, but by way of example, limits on height, impervious cover, ability to irrigate plant material, ability to improve certain areas of the Property, ability to install a swimming pool, ability to trim or remove trees and shrubbery, fencing heights and materials, and a myriad of other issues. Buyer is advised to consult with all applicable local governing authorities, including, but not necessarily limited to, the county and municipality in which the Property is located to determine how the Regulations affect the Buyer. 3. COMMUNITY DEVELOPMENT. Seller has made no representations or provided any assurances to Buyer with respect to the planned or future development of the Community, including, but not necessarily limited to, the build out of the Community, the use of or plans for undeveloped sites, the overall completion schedule, the reconfiguration, elimination, or addition of sections, home sizes, features, sale prices, plan elevations, floor plans, lot sizes, drainage pond configurations, or any other issues related to the homes to be constructed in the Community. Buyer understands that all of these items are subject to change, at Seller’s, the developer’s, or any other builder’s sole discretion. Buyer further understands and acknowledges that Seller makes no representations regarding whether it or any other builder will continue to build homes in the Community. Seller reserves the right to make changes to or modify, at any time, the features, elevations, and specifications of any homes offered for sale in the Community, including changes or modifications to the building materials, exterior cladding, colors, exterior features, interior features, and/or the landscaping. Buyer further understands that Seller or the developer of the Community reserve the right to change the Community entrances and exits to the Community, at their sole and absolute discretion, and that Seller makes no representations or promises that the additional entrances or exits will (or will not) be opened in the Community. Buyer understands that the Community may be under development for an extended period of time and that additional homes, JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 2 Initials {{$ini2}} Buyer {{$didi2}} Date amenities, and/or improvements may be constructed after Buyer takes possession of the Property. Buyer acknowledges that, due to such development, Buyer’s use and enjoyment of the Property may be negatively impacted by noise, traffic, and dust from construction activities. Buyer further understands that sales activities may continue in the Community, such as the operation of model homes and open houses, which could cause an increase in traffic and visitors to the Community. Seller makes no promises or representations that Buyer’s use and enjoyment of the Property will be unaffected or that Buyer will not be impacted as a result of the continuing development and sales activities. 4. ROAD CONSTRUCTION. Buyer acknowledges that road construction and road improvements may occur from time to time on roads and/or highways adjacent to and/or surrounding the Community. In addition, the Community developer may construct roads within the Community. Road construction and improvements may cause changes in traffic patterns, lighting, landscaping, retaining walls, signs, bridges, rails, toll plazas, abutments, increased noise, and/or environmental impacts. Seller recommends that Buyer perform independent research on any pending or planned road construction to ascertain location and potential impacts. Seller further recommends that Buyer contact the Texas Department of Transportation and/or any local governing authorities for more information. Buyer acknowledges that Seller and Seller’s agents cannot predict the exact location or impact of any road construction or road improvements. Buyer assumes responsibility for determining any impacts on Buyer’s purchase of the Home and understands that Seller is not responsible, in any way, for the timing or location of road improvements. 5. TAX RATES. Buyer should not rely on the Seller’s current tax rates as to the amount that the Buyer will be obligated to pay subsequent to Closing or in any subsequent years for the Property. Seller is not responsible for and has no control over the applicable tax rates or assessments levied by utility, improvement, or other tax assessing district/utilities. Seller is further not responsible for communicating any information regarding real estate taxes (current or future) or assessments and cannot and will not predict what the taxes on the Property may be. Buyer should confirm any information provided concerning appraisals, assessments, tax valuation, tax rates or other tax-related questions with Buyer’s personal tax advisor and the local taxing authorities. 6. ZONING/DEVELOPMENT STATUS OF SURROUNDING PROPERTY/ANNEXATION. Seller has made no representations or provided any assurances to Buyer concerning the uses of the property surrounding the Community. Buyer understands that Seller has no control over zoning and development or the character and use of the surrounding property in and around the Community. Even as to property owned by Seller that is in the vicinity of Buyer’s section of the Community, changes in the site plan, density, house sizes, prices, and land uses may occur to accommodate land use, governmental concerns, and/or economic issues. As a consequence, Buyer agrees that Seller has made no representations to Buyer with respect to the development, character, or use of surrounding property outside Buyer's specific section of the Community. Buyer further understands that Seller may not own the property surrounding the Community and that Seller cannot control the uses of such property. Buyer understands that such property may be used for commercial purposes, industrial purposes, single or multi-family housing or that it may be vacant, rural, or used for agricultural purposes. Seller cannot identify all potential uses and makes no representations or assurances with respect to the historical, current, or future uses of such property. For additional information concerning the potential use of the land surrounding the Community, Buyer is encouraged to inspect the adjacent property and contact the Planning Department of the local city or county for further information, including the status of zoning, subdivision, or other developmental approval of property surrounding the Community. If the Property that is the subject of this contract is located outside the limits of a municipality, the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Property for further information. 7. CONSTRUCTION AND LOCATION OF UTILITY IMPROVEMENTS. The Community may be under construction and, as of the Contract Date, may not yet be finally accepted by the applicable governmental entities having jurisdiction over the Community. Easements and rights-of-way may exist on or adjacent to the Property, which will permit the utility companies to locate improvements on or adjacent to the Property. Buyer understands and agrees that Seller has no control over the location of these easements, rights-of-way, or utility improvements, including but not limited to the installation and placement of electric transformer boxes, electric meters, utility poles, cable boxes, gas lines, gas meters, high voltage transmission lines, telephone lines, and related equipment. The utility companies responsible for installing these items control the location of such improvements. Buyer agrees that Seller has made no representations as to the location or timing of these improvements. JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 3 Initials {{$ini2}} Buyer {{$didi2}} Date 8. LANDSCAPING/TREES. Buyer understands that Seller has no control over the longevity of trees, if any, and other landscape improvements installed or existing on the Property or in the Community. Seller disclaims any warranty, implied or otherwise, with respect to any landscape improvements including, but not limited to, trees, shrubs, flowers, and sod. In addition, during construction of the Home and the further development of the Community, it is possible that trees may be damaged or removed and Seller makes no representations regarding the future survival of any trees in the Community, including those located on the Property. 9. STREET TREES. Buyer understands that any trees planted along streets and inside any right-of-way within the Community are called street trees (“Street Trees”). Removal of Street Trees may be prohibited by the Declaration or the applicable governing entity. Buyer may be required to maintain any Street Tree(s) located in the right-of-way adjacent to the Property and/or replace any demised Street Tree(s) located in the right-of-way adjacent to the Property. 10. COMMON AREA MAINTENANCE. Common areas in the Community may be currently maintained by Seller, the developer, the Association, a public utility district, or other builders for marketing purposes. Seller is under no current or future obligation to maintain the common area. The common area may be subsequently maintained by owners of lots in the Community, the Association, or any other public agency, authority or utility that has accepted dedication of said area, as set out in the Declaration. Seller may not be the developer of the Community and, in such circumstance, has no control over the Association or the common area. If Seller is not the developer of the Community, the Association and/or the developer are responsible for ongoing maintenance of Association facilities and all other Association costs. 11. AMENITY AND/OR PARK DISCLOSURE. To the extent that Seller or the developer of the Community has plans to build any amenities (including, but not limited to, parks, community centers, pools, pavilions, play areas, water features, biking or walking trails, sport courts, and open spaces), within the Community and those amenities are not completed at the time of Closing, Buyer understands that Seller makes no representations or promises regarding the timing of construction or the type/composition of such amenities. Buyer understands that Seller or the Community developer may construct the amenities at any time in its sole and absolute discretion and that Seller’s plans for the amenities are also subject to change, at any time, in its sole and absolute discretion. Buyer understands that the local governing authorities may not approve the amenity plans or may pass ordinances, regulations, or laws that may impact, restrict or prohibit the construction of certain planned amenities within the Community. To the extent that Seller or the developer of the Community is not authorized to or is negatively impacted, restricted, or prohibited from constructing the planned amenities by the local governing authorities, Buyer agrees that Seller and/or the developer of the Community shall have no responsibility or liability for the failure to construct the planned amenities. 12. WETLANDS. Buyer understands that the Community and/or the Property may be adjacent to waterways and wetlands, some or all of which may be designated as jurisdictional waters of the United States (the “Wetlands”). Buyer understands that these Wetlands may, at times, be filled with water and may serve as a habitat for numerous species and varieties of wildlife and plants. The Wetlands may also serve as a natural filter for water runoff. Due to the proximity of the Wetlands to the Community, Buyer understands and acknowledges that Buyer may find wild animals in or near the Community or the Property, including, but not necessarily limited to, spiders, snakes, and other reptiles or insects. The Wetlands may be protected by federal or state restrictions that prohibit any persons from disturbing or, in any way, adversely affecting the Wetlands. Buyer understands and agrees that Buyer will not disturb the Wetlands in any way and will refrain from conducting any activities, which may adversely impact the Wetlands, which activities may include, but are not necessarily limited to, mowing, cutting, or maintenance of the vegetation in or around the Wetlands areas or discharge of chemicals into the Wetlands areas. 13. RETAINING WALLS AND/OR FRENCH DRAINS. Buyer understands that there may be a retaining wall or other similar type structures (one or more collectively referred to as the “Retaining Wall”) and/or a French drain or similar drainage structure (one or more collectively referred to as the “French Drain”) on Buyer’s Property. Buyer understands that if a Retaining Wall and/or French Drain is located on the Property, that Buyer is solely responsible for the maintenance of the Retaining Wall and/or French Drain. Buyer further understands that, to the extent required by the Declaration, if Buyer shares a Retaining Wall and/or French Drain with a neighbor, that both parties will be responsible for shared maintenance of the Retaining Wall and/or French Drain. Buyer agrees that Buyer will not install any improvements on the Property, including, but not limited to, swimming pools or landscaping, if such improvements may have an impact on the structural integrity or function of the Retaining Wall and/or French Drain. Buyer understands that Buyer will be responsible for any damage caused by the failure of the Retaining Wall and/or French Drain to the extent Buyer fails to properly maintain the walls and/or drainage structures or installs improvements that affect the Retaining Wall’s and/or French Drain’s structural integrity or otherwise compromise the Retaining Wall’s and/or French Drain’s function or purpose. Buyer is strongly encouraged to consult with a qualified structural or civil engineer, as JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 4 Initials {{$ini2}} Buyer {{$didi2}} Date applicable, before making any improvements to the Property that could impact the Retaining Wall or French Drain. 14. MOISTURE AND MOLD PREVENTION. Buyer understands that mold growth may occur when excessive moisture accumulates in the Home or Home materials including, but not limited to, carpet, ceiling tile, insulation, and drywall, or in heating, ventilation, or air conditioning systems. Sources of indoor moisture may include, but are not limited to, leaks, flooding, condensation, or water vapor from kitchens, showers, sinks, appliances, or external influences. Buyer further understands that failure to maintain the Home’s internal temperature to prevent condensation, high humidity, and limited air circulation within the Home may cause moisture accumulation and resulting mold growth. Buyer is encouraged to continuously run Buyer’s air conditioning unit, regardless of whether Buyer or Buyer’s guests/tenants are occupying the Home, during the summer months to maintain adequate temperature and air circulation and to discourage conditions that lead to moisture accumulation and mold growth. Buyer is encouraged to consult with an engineer and/or mold specialist to obtain detailed information regarding measures to prevent excessive moisture within the Home and/or the risk of mold growth in the Home. Buyer understands that Seller is not responsible for any damage to the Home caused by mold growth due Buyer’s failure to properly monitor and/or maintain conditions within the Home to prevent dampness or moisture accumulation, and that Buyer is solely responsible for any such damage. 15. FOUNDATION MAINTENANCE AND SOIL CONDITIONS. Buyer acknowledges that expansive soils are found in many areas of Texas. Expansive soils contain natural clay materials that expand when wet or contract when dry. Although the Home’s foundation was designed by a professional engineer based on the soils present in the Community, movement from expansive soils can cause cracking or separation of building materials or finishes. To minimize the amount of movement, Buyer agrees to monitor the moisture content of the soils around the foundation to maintain consistent moisture conditions and to maintain positive drainage so that water does not pond near the foundation. Before installing any landscaping, trees, shrubbery, swimming pools, decks, retaining walls, patios, or other improvements that may impact the existing drainage patterns or pull moisture from the soil, Buyer is strongly encouraged to consult a professional engineer. Buyer understands that Seller is not responsible for any damage to the foundation of the Home due to the failure of Buyer to properly maintain the foundation, including the soil conditions under and around the foundation or existing drainage patterns and that Buyer is solely responsible for any such damages. 16. SCHOOL BOUNDARIES. Buyer acknowledges that the boundaries of the applicable school district may be modified or relocated by the school district at any time as schools are added, removed and/or the population shifts. While Seller makes every effort to update its publications, changes may occur without notice to Seller or Buyer. Seller has no control or influence over the schools or school districts available to residents of the Community. Buyer is solely and independently responsible for determining which schools or school districts are available to Buyer and should not rely on any representations made by Seller concerning such matters. 17. SEX OFFENDER REGISTRY. Your state maintains an internet registration database of the names and addresses of registered sex offenders. If this information is important to Buyer’s buying decision, Buyer should review the applicable state website. Seller has no input into such database and is not responsible for its accuracy. 18. NOTICE OF WATER LEVEL FLUCTUATION. If the Property adjoins a water impoundment such as a lake or pond, Buyer understands that the water level of the impoundment fluctuates for various reasons, including, as a result of: (1) an entity lawfully exercising its right to use the water stored in the impoundment; or (2) drought or flood conditions. Buyer understands that Seller makes no representations, promises, or guaranties that the water level of the impoundment or any other bodies of water in the Community will remain consistent. Buyer acknowledges that, at some times, the water level may be higher, lower, or nonexistent when compared to the current level. 19. FLOOD ZONE DESIGNATION. If applicable, according to the existing Flood Insurance Rate Map (“FIRM”) or other flood hazard data issued by the Federal Emergency Management Association (“FEMA”), some or all of the lots in the Community may be located within a Special Flood Hazard Area (“SFHA”) commonly referred to as the 100-year floodplain. Other lots in the Community may be outside of the SFHA, which is commonly referred to as the 500-year floodplain. Flood insurance is mandatory for lots within the 100-year floodplain and is available for lots within the 500-year floodplain. Depending on FEMA’s floodplain designation of the Property, floodplain insurance for the Property may be required by Buyer’s Lender. For additional information concerning such requirements, Seller strongly recommends that Buyer consult the Lender. Buyer understands that Seller has no control over the floodplain designations and that the designations are subject to change over time. FEMA may change the floodplain designation for any number of reasons, including development, weather pattern changes, or erosion. Seller makes no representations, promises, or guaranties regarding the current or future floodplain designation for the Property or for any other property in the Community, other than as set forth herein. Buyer expressly acknowledges that the JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 5 Initials {{$ini2}} Buyer {{$didi2}} Date floodplain designation for the Property may change and that such change could result in Buyer being required to purchase flood insurance. For additional information concerning the floodplain designation, Buyer should contact FEMA or the local governing authorities where the Property is located. 20. FLOODING. Buyer acknowledges that the Property and other portions of the Community are subject to flooding during major storm events, regardless of the floodplain designation. Buyer further acknowledges that efforts to mitigate against flooding, such as raising the finished floor elevations and improving drainage, are not always successful or feasible. Even if Seller or the developer has taken such steps in an attempt to mitigate against flooding in the making of improvements to the Property, Buyer understands that Seller makes no representations, promises, or guaranties that the Property will not flood or be subject to damage from a flood event. For these reasons, Seller strongly recommends that Buyer purchase flood insurance to protect the Property in case of a flood event. By agreeing to purchase the Property, Buyer accepts the obligations and consequences of ownership of the Property, including Buyer’s responsibility to purchase flood insurance if Buyer desires insurance coverage from potential flooding or is required to do so by Buyer’s Lender. 21. RAILROAD. Buyer acknowledges that there may be railroad lines running near or adjacent to the Community. When in use, the trains on the railroad lines will emit loud noises, including horn sounds, which are frequently and repeatedly heard inside the Community. In addition, the operation of the trains may result in dust and other debris that may impact the Community residents. Buyer understands that Seller does not own the railroad tracks or trains, and has no control or influence over the hours of operation or the use of the railroad lines. Buyer further understands that the railroad may be in operation at night. Seller makes no warranties or representations and provides no assurances regarding the noise level that will be emitted from the railroad lines or the hours of operation. Buyer understands that Buyer is solely responsible for determining whether the railroad lines are a concern or nuisance prior to purchasing the Property. 22. PIPELINES AND DRILL SITES. Buyer acknowledges that one or more drill sites (sometimes collectively referred to herein as the “Drill Site”) pipelines, pipeline right-of-ways, or pipeline easements (sometimes collectively referred to herein as the “Pipelines”) may exist near or within the Community. The Pipelines may have previously been used and abandoned or may currently be used for the transport of petroleum products, natural gas, or other gases or liquids. The Drill Site may have been previously used or abandoned or may currently be used for the exploration or extraction of oil, natural gas, petroleum products, or other gases or liquids located near the Drill Site. Buyer understands that there may also be Pipeline or Drill Site related equipment or facilities located near or within the Community. The Pipelines and Drill Site may include easements or right-of-ways, which grant the right to certain pipeline or drilling companies to enter the easement areas to install, maintain, repair, and replace pipelines and pipeline and Drill Site related facilities, equipment, and improvements. Such activities may include, but are not necessarily limited to, the right to excavate using heavy equipment and to remove improvements, trees, landscaping, or vegetation located or installed in the subject area. Buyer understands that these activities may negatively impact the Community, including Buyer’s enjoyment of the Property and the Community, as they may result in increased truck traffic, congestion, noise, dust, and odors. Buyer understands and acknowledges that FHA loans are subject to certain terms and conditions. Buyer further understands and acknowledges that certain homesites within the Community, including Buyer’s Property, may be ineligible for FHA financing due to the homesites’ proximity to the Drill Sites and/or Pipelines. Buyer acknowledges that if Buyer’s Property is within 300 feet of the Drill Sites, Buyer may be ineligible for FHA financing. Buyer further acknowledges that the Drill Sites and/or Pipelines may impact marketability of Buyer’s Property as subsequent purchasers may also be ineligible for FHA financing due to the Property’s proximity to the Drill Sites and/or Pipelines. Buyer acknowledges that Seller and Seller’s agents and other employees have no authority to approve or disapprove Buyer’s FHA financing, and Buyer’s Lender has the sole responsibility and authority to grant approval of Buyer’s FHA financing, if any. Buyer further understands that Seller makes no and (if any exist) hereby expressly disclaims all express or implied warranties of any kind whatsoever regarding any aspect of the Drill Sites, Pipelines, and/or the Property’s eligibility for FHA financing. For additional information concerning the Property’s eligibility for FHA financing, Buyer is encouraged to contact Buyer’s Lender. 23. LACK OF SURFACE WAIVERS/MINERAL RIGHTS. Buyer understands that the mineral interest estate for the Property and other property in the Community (collectively the “Mineral Estate”) may be owned or partially owned by one or more third parties together with their lessees, if any, (collectively the “Mineral Estate Owners”). Buyer further understands that the Mineral Estate Owners may not have waived their right to access the surface estate of the Property and/or the Community for the purpose of exploring and/or extracting minerals or other substances. The Mineral Interest Owners may have previously, may currently, or may in the future exercise their right to explore, develop, access, operate, inspect, install, maintain, repair, and/or remove pipelines, roads, wells, and related equipment and facilities on the surface estate of the Community and/or the Property, which may include, but not necessarily be limited to accessing, drilling, mining, producing, transporting, and storing of oil, gas, or other substances and the use of related equipment or facilities located near or within the Property and/or the Community for such JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 6 Initials {{$ini2}} Buyer {{$didi2}} Date purposes (collectively referred to herein as the “Mineral Estate Uses”). The Mineral Estate may include easements or right-of-ways, which grant the right to certain persons or companies to enter the easement areas to perform the Mineral Estate Uses. Buyer understands that there may be drill sites established in the Community and that Seller has no control over the location of such sites. 24. SEPTIC SYSTEM DISCLOSURE. Buyer acknowledges that the homes in the Community, including the Home, may utilize a septic system for sewage and waste water treatment (the “Septic System”). A Septic System is a self-contained, underground wastewater treatment system, which consists primarily of: (a) a septic tank; (b) a septic drain field; and (c) a pipe running from the Property to the tank. Buyer hereby acknowledges that the Septic System requires regular maintenance and inspection and that Buyer is solely responsible for such maintenance and inspection. Buyer acknowledges that failure to provide routine care, maintenance, and inspection for the Septic System can result in the failure of the Septic System, which can cause odors and health or environmental threats, including, but not limited to, well and drinking water contamination. In addition, failing to properly maintain the Septic System can result in system failure requiring expensive repairs or replacement. Buyer understands that these same issues can arise from the failure of other homeowners in the Community to maintain the Septic System on their property and that Seller is not responsible, in any way, for such failures. 25. NOTICE REGARDING PROPANE GAS TANK. Buyer acknowledges that natural gas may not be available to serve the Community or the Property. In such instances, a propane gas tank may be installed underground on the Property for use by Buyer, in Seller’s sole and absolute discretion. If a propane gas tank is installed, Buyer understands that Seller is not the owner of the gas tank. Seller leases the gas tank from a third party (the “Tank Owner”) and Seller’s obligations under the lease will transfer to Buyer at Closing. Buyer further understands that, upon Closing, Buyer will be responsible to pay an annual fee, plus any equipment deposits, installation fees, service fees, connection fees, plus the cost of gas to the Tank Owner to maintain the lease of the tank. The Tank Owner may have rights of access to the Property to inspect, maintain, or repair the tank. The Tank Owner may also have the right to enter the Property to remove the tank if Buyer fails to maintain the lease, including, by making all necessary payments described herein. Buyer understands that Buyer’s Property may be damaged by Tank Owner if it digs on Buyer’s Property to remove the tank and that Seller is not responsible, in any way, for any such damage. 26. ENVIRONMENTAL DISCLAIMER. Buyer acknowledges that various environmental related conditions may exist within or near the Community and Property, including, but not limited to radon, gas, pollution, and formaldehyde. Buyer acknowledges that Seller has no control over such conditions or any impacts they may have on Buyer’s use and enjoyment of the Property. Buyer further understands that Seller makes no warranties or representations as to the presence or non-presence of such conditions near or within the Community. Prior to Closing, and upon written consent from Seller, Buyer is encouraged to perform any tests or inspections that Buyer may deem necessary to identify the presence of any environmental conditions that may affect the Property, the Community, and Buyer’s use and enjoyment thereof. 27. UTILITY RATES. Buyer understands that Seller is not responsible for the utilities and makes no representations or assurances regarding the available utility providers for the Community. Buyer further understands that Seller is not responsible for and makes no warranties or representations regarding the rates or, as applicable, taxes or assessments to be charged to Buyer by utility service providers. 28. CERTIFICATED SERVICE AREA OF UTILTIY SERVICE PROVIDER. The Property may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer services to the properties in the certificated area, which may include the Property. If the Property is located in a certificated area there may be special costs or charges that Buyer will be required to pay before Buyer can receive water or sewer service. In addition, there may be a period required to construct lines or other facilities necessary to provide water or sewer services to the Property. Buyer is advised to determine if the Property is in a certificated area and contact the utility service provider to determine the cost that Buyer will be required to pay, if any, and the period, if any, that is required to provide water or sewer service to the Property. By signing below, Buyer acknowledges receipt of the foregoing notice at or before the execution of the Contract. 29. PUBLIC IMPROVEMENT DISTRICT. Buyer may be obligated to pay an assessment to a municipality or county for an improvement project undertaken by a public improvement district under Subchapter A, Chapter 372, Local Government Code or Chapter 382, Local Government Code. The assessment may be due annually or in periodic installments. More information concerning the amount of the assessment and the due dates that assessment may be obtained from the municipality or county levying the assessment. The amount of the assessments is subject to change. Buyer’s failure to pay the assessments could result in a lien on and the foreclosure of Buyer’s Property. 30. SEVERE WEATHER CONDITIONS. The windows, masonry walls, siding, sliding glass doors, French doors, and roof vents JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 7 Initials {{$ini2}} Buyer {{$didi2}} Date are not absolutely waterproof, but are intended to be water resistant during average weather conditions. During severe weather conditions and/or wind-driven rain, Buyer may experience leaks around the sliding glass doors, French doors, masonry walls, windows, and roof vents of the Home. This is not considered a warrantable situation and consequential damages from such an event is not covered. Under certain weather conditions, mildew and/or mold may occur. The presence of mildew is not a warrantable situation. 31. CONCRETE, STUCCO, AND FIXTURES. Buyer understands and acknowledges that all concrete is subject to shrinkage and surface cracking and that it is expected that hairline fractures will develop in stucco exteriors. Such surface cracking is typically a cosmetic condition only and does not impact the structural integrity of the concrete or stucco and is not a warrantable item. Buyer further understands that light fixtures, plumbing, and other metal fixtures are subject to tarnishing over time and Seller has no control over such conditions. 32. COLOR AND BUILDING MATERIAL VARIANCE. Buyer understands and acknowledges that the colors of all building materials, including, but not limited to, stucco, paint, cabinets, counters, tile, flooring, and trim whether man made or natural, may vary slightly in color and texture from original samples that may have been presented at sales office or design centers. Buyer agrees to accept said variances as dye lots can and will vary and natural materials will never be exactly the same. 33. LOCATION AND ORIENTATION. The location of the Home on the lot will be determined by Seller in accordance with accepted construction practices and local building codes. Garage orientation, front and side area set back will be determined by Seller. The slope of driveways and the elevation of garages, porches, patios, and finished floors may vary on each homesite. Further, the elevations of the finished floors within a particular homesite may vary from one another and as a result, it may become necessary to construct steps to provide access from the lower floor to the higher floor, which steps may affect the effective depth of the lower room at the location of the steps. The height and amount of brick on the exterior elevations may vary from models on other plans in production to the grade of the individual lot. 34. CLUSTER/GANG MAILBOX. Buyer acknowledges that mailboxes serving the Community may be installed as “cluster/gang mailboxes.” In such event, individual mailboxes will not be installed separately on the Property, and Buyer will not have curbside delivery and pick-up of the mail. Seller shall not be responsible for any issues related to the mailboxes, including any inconvenience to Buyer resulting from the installation, maintenance, and use of gang/cluster mailboxes or the delivery and picking up of mail to and from such mailboxes. Buyer acknowledges that neither the Seller nor the Association is responsible for the maintenance of the mailboxes or for any damage that may occur to the mailboxes. For additional information regarding the required use of gang/cluster mailboxes, Buyer should contact the United States Postal System. If applicable, at Closing, Buyer will receive the key to the gang/cluster mailbox. Buyer understands that Buyer will be solely responsible for all costs of any locksmith services associated with the key or the mailbox of any kind or for any reason whatsoever, including, but not necessarily limited to, the costs of making a duplicate key, replacing the key in the event of loss, including theft or damage, and rekeying or changing the locks on the mailbox. 35. INVESTOR HOMES/RENTALS AND INVESTOR MAINTENANCE. Buyer acknowledges that Seller or any other builder or developer may sell homes to non-owner occupied buyers. The actual percentage of homes sold to these buyers may vary. The number of investment homes and/or rentals will not be monitored by the Seller. Buyers of investment properties understand there may be mandatory front yard maintenance required through the Association. Investors are responsible for insuring their tenants adhere to the Association guidelines. This is not applicable to townhomes and/or condominiums due to the shared common areas. 36. NOTICE REGARDING SERVICE PROVIDERS. Buyer understands that Seller is not responsible for the timing or selection of internet, cable, television or phone service that may be available to the Community. Seller makes no assurances regarding current or future available internet, cable, television, or telephone providers for the Community or whether these services are operational to the Property. Buyer understands that Buyer has sole responsibility to arrange for internet, cable, television, or telephone services, if available, for the Property. Buyer further understands that Seller is not responsible for and makes no warranties or representations regarding reliability of or service rates for internet, cable, television, or telephone services. 37. BULK SERVICES AGREEMENTS. Buyer understands that in connection with the development of the Community, the developer of the Community (the “Developer”) may enter into one or more agreements with one or more companies to be the sole and exclusive provider of services (the “Provider”) including, but not limited to, telephone and/or internet services (the “Services”), to homes in the Community, including the Property. Buyer understands and acknowledges that Provider may be the only provider for the applicable service(s) for the Community and that Buyer may be required to purchase Services through the JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 8 Initials {{$ini2}} Buyer {{$didi2}} Date Provider. Buyer further understands that if Buyer is required to purchase Services through the Provider, associated fees and charges for the Services may be billed to Buyer by the Association and payable to the Association. Buyer understands that a portion of Buyer’s Association assessments may go toward Buyer’s purchase of Services through the Provider. Buyer further acknowledges that Seller is not responsible for and makes no representations or assurance regarding the rate(s) that the Provider will charge customers in the Community for Services, including Buyer, or the Association’s billing of Buyer for the same, and that Seller has no control over and cannot guarantee or make representations or assurance regarding the availability or quality of the Services. For additional information concerning the Developer’s agreement, if any, with the Provider and related Services in the Community, including rates that will be charged for the Services, Buyer is encouraged to contact the Developer or the Association. 38. THIRD PARTY MARKETING AGREEMENTS. Seller and/or the developer may enter into marketing agreements with third parties, under which Seller may allow third parties to place information about their services in Seller’s model homes or sales office. In addition, Buyer understands that by signing the Contract, Buyer authorizes the release of Buyer’s name and contact information to third parties who may have joint marketing or other similar type arrangements with Seller. Depending upon the Community, these companies may contact Buyer in an effort to solicit services and products available in the Community. Seller may receive compensation from the third parties as a result of these joint marketing efforts. Seller is not responsible for the availability or quality of any such services and Seller makes no warranties or assurances about the availability, quality, or charges associated with such services. 39. NOTICE OF COLLECTION AND SHARING OF PERSONAL INFORMATION. We are providing you with this notice regarding the personal information we collect, how we use it, and with whom we share it. You can learn more about privacy, how we protect your personal information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy. Identifiers are pieces of information directly linked to a particular individual, such as your name, address, email address, and phone number. We use and share this information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. We also may be required by law to collect this information. At times, we may share identifiers with our third-party service providers, our affiliates, or other third parties to fulfill these purposes. Depending on the nature of our interaction with you, we may be required under state or federal law to collect certain information related to legally-protected characteristics. This may include your age, sex, race, national origin, or disability. We maintain this information to confirm our compliance with the law, or otherwise to provide you with information about products and services. We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes. 40. IMPERVIOUS COVER RESTRICTIONS. Buyer understands that impervious cover is any type of human-made surface on the Property that cannot effectively absorb or filter rainfall (“Impervious Cover”). Examples of Impervious Cover include, but are not limited to, rooftops, patios, swimming pools (above and below ground pools), driveways, sidewalks, roadways, parking lots, and some decks. Buyer understands that the local governing authorities have rules and regulations which may limit the amount of Impervious Cover that is allowed to exist on any given lot. Buyer further understands that Impervious Cover restrictions may limit Buyer’s right to construct certain improvements on the Property and that construction of Impervious Cover may not be permitted on Buyer’s Property. Before constructing any improvements on the Property, Buyer is encouraged to contact the Association and/or the local governing authorities for information on the Property’s remaining amount of allowed Impervious Cover and relevant Impervious Cover restrictions. Buyer further understands that Buyer’s failure to observe these Impervious Cover restrictions could result in the Association and/or the local governing authorities requiring that Buyer reduce or remove any Impervious Cover that is violative of the maximum allowed amount of Impervious Cover on Buyer’s Property. Buyer further understands that Buyer’s construction of Impervious Cover in violation of Impervious Cover restrictions may result in in greater erosion, storm damage, flash flooding, and streambed scouring on Buyer’s Property. 41. TRANSFER FEE. The Property may be subject to a private transfer fee obligation, which may be governed by Chapter 5, Subchapter G of the Texas Property Code. 42. INSULATION. As required by Federal Trade Commission Regulations, the information relating to the insulation installed or to be installed in the Home is as follows: (a) Exterior walls of improved living areas: insulated with insulation to a thickness of inches which yields an R-Value of R-13. JA JA Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMUNITY DISCLOSURES ADDENDUM - (REVISED 2/05/24) – PAGE 9 Initials {{$ini2}} Buyer {{$didi2}} Date (b) Walls in other areas of the home: insulated with insulation to a thickness of inches which yields an R-Value of R-19. Seller hereby discloses and Buyer understands that Seller will not install insulation in internal walls. (c) Ceilings in improved living areas: insulated with insulation to a thickness of inches which yields an R-Value of R-38. (d) Floors of improved living areas not applied to a slab foundation: insulated with insulation to a thickness of inches which yields an R-Value of N/A. All stated R-Values are based on information provided by the manufacturer of the insulation. 43. ENTIRE AGREEMENT. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTOOD THIS CDA AND THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS CDA OR ELSEWHERE IN THE CONTRACT. BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date SELLER: D.R. Horton - Texas, Ltd. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} JA JA Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Sep 17, 2025 Neptune Rem LLC Megan Payne (Sep 18, 2025 12:21:40 CDT) Megan Payne Sep 18, 2025 Megan Payne D.R. Horton Officer Megan Payne

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 BROKER BUYER REGISTRATION FORM –REVISED 8/8/24 PAGE 1 Initials {{$ini2}} Buyer {{$didi2}} Date REAL ESTATE AGENT/BROKER BUYER REGISTRATION FORM This Real Estate Agent/Broker Buyer Registration Form (this “Registration Form”), is executed and submitted by , a licensed real estate broker or agent in the State of Texas (the “Agent/Broker”) acting on behalf of the Agent/Broker’s Buyers Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC (the “Buyer”). This Registration Form contains terms and conditions that Seller D.R. Horton - Texas, Ltd. (“Seller”) requires to be met for Agent/Broker to be qualified for a commission. Agent/Broker is advised to carefully review all such terms and conditions prior to executing this Registration Form. Seller, Buyer, and Agent/Broker acknowledge and understand that this Registration Form is not part of the Contract (defined in Section 1 below) between Buyer and Seller. 1. BUYER REGISTRATION. Agent/Broker understands that to qualify for a commission (if available and offered by Seller), the Agent/Broker must accompany the Buyer to Seller’s sales office and register the Buyer on the initial visit. Seller may, in its sole and absolute discretion, allow Agent/Broker to register the Buyer by phone, however, the registration period in such event must be within forty-eight (48) hours of the initial visit. The registration period is thirty (30) days. After the expiration of the thirty (30) day period, if Buyer has not executed a Purchase Contract with Seller for a home in the community that was visited by Buyer (the “Contract”), the Agent/Broker will be required to re-register the Buyer to be eligible for the commission fee. 2. CONDITIONS. To qualify for a commission, the Buyer must not have been registered as a sales prospect by Seller or have made any follow-up contacts with Seller within a thirty (30) day period prior to executing the Contract. In addition, the Agent/Broker must execute this Registration Form as proof of registration in accordance with Section 1 above or the Buyer will not be registered with Agent/Broker. 3. NO SPLIT FEES. Seller will not pay split commissions under any circumstances. In the event that a Buyer has been represented by two or more parties, Seller will pay only the party designated at the time the Contract is executed. 4. NOT A BLANKET REGISTRATION. Agent/Broker understands and acknowledges that registering the Buyer for the community identified below does not automatically register the Buyer for Seller’s other communities. If the Agent/Broker intends to register Buyer for other Seller communities, Agent/Broker must specifically register the Buyer for each such community. 5. NO CREATION OF AGENCY RELATIONSHIP OR PARTNERSHIP. Agent/Broker understands and agrees that this Registration Form does not create an agency relationship or partnership between Seller and Agent/Broker. Under no circumstance is Agent/Broker authorized to act for or to assume any obligation or responsibility on Seller’s behalf. Seller and Agent/Broker agree that it is not the parties’ intention to create by this form or the Contract, and neither this Registration Form nor the Contract should operate or be construed to create, a principal-agent relationship or partnership between Seller and Agent/Broker or any other relationship whereby Seller shall be liable for the acts or omissions of Agent/Broker. 6. CERTIFICATION. Agent/Broker hereby certifies that, to the knowledge of Agent/Broker, the written compensation agreement between Buyer and Agent/Broker complies with all applicable real estate brokerage laws, rules, and guidelines. AGENT/BROKER AGREES TO INDEMNIFY AND HOLD HARMLESS SELLER AGAINST ANY POTENTIAL LIABILITY SHOULD THE CERTIFICATION IN THE PRIOR SENTENCE BE UNTRUE. Initials {{$ini2}} Buyer {{$didi2}} Date 7. INDEMNITY. Agent/Broker agrees to defend, indemnify and hold harmless Seller of and from any claims or causes of action, whatsoever, brought against Seller by any person or entity, including, but not limited to, the Buyer or any other prospective or actual purchasers of a home from Seller and who is represented by Agent/Broker as a result of, arising from, and/or in connection with any act or omission of Agent/Broker, including all employees, associates, agents, or independent contractors of Agent/Broker, which such claims include, but are not necessarily limited to, claims for misrepresentation or fraud. 8. ENTIRE AGREEMENT. BY AGENT/BROKER’S EXECUTION BELOW, AGENT/BROKER ACKNOWLEDGES THAT AGENT/BROKER HAS READ AND UNDERSTOOD THIS REGISTRATION FORM AND THAT SELLER HAS NOT MADE AND AGENT/BROKER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS REGISTRATION FORM OR OTHER WRITTEN AGREEMENT BETWEEN THE PARTIES. COMMUNITY: Arbor Trails S - V22 / JA JA JA JA Sep 17, 2025 Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 BROKER BUYER REGISTRATION FORM –REVISED 8/8/24 PAGE 2 Initials {{$ini2}} Buyer {{$didi2}} Date AGENT/BROKER: BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} JA JA Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Sep 17, 2025 Neptune Rem LLC

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMISSION AGREEMENT –REVISED 8/8/24 PAGE 1 Initials {{$ini2}} Buyer {{$didi2}} Date COMMISSION AGREEMENT This Commission Agreement (this “CA”), is executed in conjunction with the Real Estate Purchase Contract (the “Contract”) between Buyer and Seller, as defined therein, for the Property with an address of 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this CA. To the extent of any conflicts between the Contract, the terms of this CA, and any other addenda, the terms of this CA shall control. Buyer, Seller, and the Agent/Broker (defined below) agree that this CA is not part of the Contract. 1. REAL ESTATE COMMISSION. Pursuant to the Contract or other relevant agreements, as applicable, Buyer’s real estate agent/broker (the “Agent/Broker”) will be paid a Broker’s Commission in connection with the purchase of the Property. As used herein, the term “Broker’s Commission” includes all commissions, fees, incentives and bonuses to be received by the Agent/Broker in connection with the Contract. The Broker’s Commission is only earned and payable upon closing and funding pursuant to the terms of the Contract. 2. RECEIVING PARTY. By executing this CA, all parties hereby confirm and represent that all Broker’s Commission will be paid to the Agent/Broker and/or as shown on the closing documents and that no Broker’s Commission (or portion thereof) or any other inducement (monetary or otherwise) will be paid or given to any third party, including the Buyer. 3. CERTIFICATION. Agent/Broker hereby certifies that, to the knowledge of Agent/Broker, the written compensation agreement between Buyer and Agent/Broker complies with all applicable real estate brokerage laws, rules, and guidelines. AGENT/BROKER AGREES TO INDEMNIFY AND HOLD HARMLESS SELLER AGAINST ANY POTENTIAL LIABILITY SHOULD THE CERTIFICATION IN THE PRIOR SENTENCE BE UNTRUE. Initials {{$ini2}} Buyer {{$didi2}} Date 4. CHANGE OF CIRCUMSTANCES. In the event that a change of circumstance arises where the terms of this CA are to change, Agent/Broker agrees to contact Seller in writing to execute an alternative agreement as necessary. 5. ENTIRE AGREEMENT. BY BUYER’S AND AGENT/BROKER’S EXECUTION BELOW, BUYER AND AGENT/BROKER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THIS CA AND THAT SELLER HAS NOT MADE AND THEY HAVE NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS CA OR ELSEWHERE IN THE CONTRACT. REAL ESTATE CERTIFICATION We, the borrower, seller, and the selling real estate agent or broker involved in the sales transaction certify by our signatures below that the terms and conditions of the sales contract are true to the best of our knowledge and belief, and that any other agreement entered into by any of these parties in connection with the real estate transaction is part of, or attached to, the sales agreement. BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date SELLER: D.R. Horton - Texas, Ltd. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date AGENT/BROKER: {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} JA JA JA JA Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Sep 17, 2025 Sep 17, 2025 Neptune Rem LLC Megan Payne (Sep 18, 2025 12:21:40 CDT) Megan Payne Sep 18, 2025 Megan Payne D.R. Horton Officer Megan Payne

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMISSION REBATE AGREEMENT –REVISED 8/8/24 PAGE 1 Initials {{$ini2}} Buyer {{$didi2}} Date COMMISSION REBATE AGREEMENT This Commission Rebate Agreement (this “CRA”) is executed in conjunction with the Real Estate Purchase Contract (the “Contract”) between Buyer and Seller, as defined therein, for the Property with an address of 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this CRA. To the extent of any conflicts between the Contract, the terms of this CRA, and any other addenda, the terms of this CRA shall control. Buyer, Seller, and the Agent/Broker (defined below) agree that this CRA is not part of the Contract. 1. REAL ESTATE COMMISSION. Pursuant to the Contract or other relevant agreements, as applicable, Buyer’s real estate agent/broker (the “Agent/Broker”) will be paid a Broker’s Commission in connection with the purchase of the Property. As used herein, the term “Broker’s Commission” includes all commissions, fees, incentives, and bonuses to be received by the Agent/Broker in connection with the Contract. The Broker’s Commission is only earned and payable upon closing and funding pursuant to the terms of the Contract. 2. CERTIFICATION. Agent/Broker hereby certifies that, to the knowledge of Agent/Broker, the written compensation agreement between Buyer and Agent/Broker complies with all applicable real estate brokerage laws, rules, and guidelines. AGENT/BROKER AGREES TO INDEMNIFY AND HOLD HARMLESS SELLER AGAINST ANY POTENTIAL LIABILITY SHOULD THE CERTIFICATION IN THE PRIOR SENTENCE BE UNTRUE. Initials {{$ini2}} Buyer {{$didi2}} Date 3. COMMISSION REBATE. Pursuant to the Buyer Broker Agreement, Agent/Broker has agreed to rebate to Buyer a portion of the Broker’s Commission in an amount or value equal to $0.00 (the “Rebate”). The Rebate will be applied directly towards closing costs and other prepaids as allowable by the Lender and shown as a credit to Buyer on the closing documents. 4. REBATE APPLICATION. Buyer understands that Seller and/or Lender may offer Buyer incentives for purchase of the Property. Buyer acknowledges and agrees that the Seller or Lender, in Seller or Lender’s sole discretion, may apply the Rebate prior to application of other incentives, if any, offered by Seller or Lender. 5. POTENTIAL FINANCING IMPACT. Buyer understands and acknowledges that regardless of how the Rebate is paid, if the Buyer is obtaining a Loan for the purchase of the Property, Buyer’s Lender may consider the Rebate a seller concession, which may impact Buyer’s loan-to-value ratio and require Buyer to provide additional funds for Closing. Buyer should contact Buyer’s Lender for additional information. 6. NO LIABILITY. Buyer and Agent/Broker acknowledge and agree that the Rebate and any agreements related to the Rebate, including without limitation the Buyer Broker Agreement, are solely between them and that Seller has no liability or obligation to Buyer with respect to any portion of the Rebate or the Buyer Broker Agreement. Buyer is solely responsible for complying with the requirements of any terms and conditions or agreements with Agent/Broker for the Rebate. Buyer hereby waives and releases any and all claims that Buyer may have against Seller in any way related to the Rebate or the Buyer Broker Agreement. 7. ENTIRE AGREEMENT. BY BUYER'S AND AGENT/BROKER’S EXECUTION BELOW, BUYER AND AGENT/BROKER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THIS CRA AND THAT SELLER HAS NOT MADE AND THEY HAVE NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS CRA OR ELSEWHERE IN THE CONTRACT. THIS CRA SUPERSEDES AND OVERRIDES ANY PREVIOUSLY EXECUTED COMMISSION AGREEMENT IF ANY. REAL ESTATE CERTIFICATION We, the borrower, seller, and the selling real estate agent or broker involved in the sales transaction certify by our signatures below that the terms and conditions of the sales contract are true to the best of our knowledge and belief, and that any other agreement entered into by any of these parties in connection with the real estate transaction is part of, or attached to, the sales agreement. JA JA JA JA Sep 17, 2025 Sep 17, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 COMMISSION REBATE AGREEMENT –REVISED 8/8/24 PAGE 2 Initials {{$ini2}} Buyer {{$didi2}} Date BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date SELLER: D.R. Horton - Texas, Ltd. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date AGENT/BROKER: {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} JA JA Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Sep 17, 2025 Neptune Rem LLC Megan Payne (Sep 18, 2025 12:21:40 CDT) Megan Payne Sep 18, 2025 Megan Payne D.R. Horton Officer Megan Payne

FLOODPLAIN DISCLOSURE ADDENDUM This Floodplain Disclosure Addendum (this “Addendum”) is executed in conjunction with and hereby incorporated into the Real Estate Purchase Contract (the “Contract”) between Buyer and Seller, as defined therein, for the Property with an address of 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US, as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this Addendum. To the extent of any conflicts between the Contract and this Addendum, the terms of this Addendum shall control. 1. Floodplain. Seller recommends that Buyer review or contact a professional to review the existing Flood Insurance Rate Map (“FIRM”) or other flood hazard data issued by the Federal Emergency Management Association (“FEMA”) to determine whether the Property is located in or adjacent to a Special Flood Hazard Area (“SFHA”) commonly referred to as the 100-year floodplain or, alternatively, in or adjacent to an area not designated as a SFHA commonly referred to as the 500-year floodplain. If the Property is located in a floodplain, floodplain insurance for the Property may be required by Buyer’s Lender. Seller recommends that Buyer consult Buyer’s Lender. 2. Floodplain Designation Changes. Buyer understands that Seller has no control over the floodplain designations and that the designations are subject to change over time. FEMA may change the floodplain designation of the Property or any adjacent property at its sole discretion. Seller makes no representations, promises, or guaranties regarding the current or future floodplain designation for the Property or for the Community. Buyer expressly acknowledges that the floodplain designation for the Property may change and that such change could result in Buyer being required to purchase flood insurance. 3. Flooding. Buyer acknowledges that the Property and/or the Community may be subject to flooding during major storm events, regardless of floodplain designation. Buyer understands that Seller makes no representations, promises, or guaranties that the Property will not flood or be affected during a flood event. 4. Buyer’s Acceptance. Buyer accepts the obligations and consequences of ownership of the Property, including Buyer’s responsibility to purchase flood insurance if Buyer is required to do so by Buyer’s Lender. 5. No Duty. Buyer acknowledges and agrees that Seller has no duty or obligation to conduct its own investigation of the Property or to provide any further information to Buyer. IN CONSIDERATION OF SELLER’S AGREEMENT TO SELL THE PROPERTY TO BUYER, BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, (a) SELLER AND ITS AFFILIATES ARE NOT RESPONSIBLE FOR ANY FLOODPLAIN DESIGNATIONS, THE PURCHASE OR REQUIREMENT TO PURCHASE FLOOD INSURANCE, OR FLOODING OF THE PROPERTY THAT MAY OCCUR AND (b) BUYER AND BUYER’S SUCCESSORS HEREBY WAIVE AND RELEASE SELLER AND ITS AFFILIATES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES THAT BUYER MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO ANY FLOODING, FLOOD INSURANCE, OR FLOODPLAIN DESIGNATIONS. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW. {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Neptune Rem LLC

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 Page 1 MAILBOX ACCESS AND KEY RELEASE ADDENDUM This Mailbox Access and Key Release Addendum (this "Addendum") is executed in conjunction with, and hereby incorporated into, the Real Estate Purchase Contract (the “Contract”) between Buyer and Seller, as defined therein, for the Property legally described as Lot 15 of Block F, at Arbor Trails South, a community in PRINCETON, TX, Texas as further described in the Contract. To the extent of any conflicts between the Contract and this Addendum, the terms of this Addendum shall control. 1. Mailbox Access. Buyer hereby acknowledges that mailboxes serving the Community are installed as “gang/cluster mailboxes.” Individual mailboxes will not be installed separately on the Property, and Buyer will not have curbside delivery and pick-up of the mail. Seller shall not be responsible for any issues related to the mailboxes, including any inconvenience to Buyer resulting from any installation, maintenance and use of gang/cluster mailboxes, or the delivery and picking up of mail to and from such gang/cluster mailboxes. Buyer acknowledges that neither Seller nor the Association is responsible for the maintenance of the gang/cluster mailboxes or any damage that may occur to the gang/cluster mailboxes. 2. Keys and Locksmith Services. At Closing, Buyer will receive the key to the gang/cluster mailbox. Buyer understands that Buyer will be solely responsible for all costs of any locksmith services associated with the key or the mailbox, of any kind or for any reason whatsoever, including, but not necessarily limited to the costs of making a duplicate key, replacing the key in the event of loss, including theft or damage, and rekeying or changing the locks on the mailbox. 3. Full Knowledge and Consent. By executing this Addendum, Buyer, in Buyer’s sole discretion, voluntarily elects to purchase the Property, and accepts the obligations and consequences of ownership of the Property, including assuming full responsibility for key or locksmith costs and any issues arising from or any inconvenience to Buyer resulting from any installation, maintenance and/or use of gang/cluster mailboxes, or the delivery and picking up of mail to and from such gang/cluster mailboxes. For additional information concerning the use of gang/cluster mail boxes, Buyer should contact the United States Postal Service. Seller expressly disclaims any and all responsibility for any damages or issues related, in any way, to the gang/cluster mailboxes. Buyer further agrees to and does hereby release Seller from any and all claims, complaints, causes of action, loss, damage or other liability, arising out of, caused by, or in connection with the existence of the gang/cluster mailboxes, including, but not limited to any claims arising from access to and/or maintenance, operation, repair, availability, convenience or location of the gang/cluster mailboxes. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THE MAILBOX ACCESS ADDENDUM SET FORTH ABOVE, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 Page 2 {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Neptune Rem LLC

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, **Community:** Arbor Trails S - V22, **Plat:** 15/F/001,
Address: 7012 Cottonseed Dr (NFS), **Sales Rep:** Daniel R Sherwood

Job: **434890037**
Printed: 9/17/2025

D·R·HORTON
America's Builder

PURCHASE PRICE, FINANCING, AND CLOSING ADDENDUM

This Purchase Price, Financing, and Closing Addendum (this "**PPFCA**") is executed in conjunction with and hereby incorporated as an addendum into the Real Estate Purchase Contract (the "**Contract**") between Buyer and Seller, as defined therein, for the Property with an address of 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US, as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this PPFCA. To the extent of any conflicts between the Contract, the terms of this PPFCA, and any other Addenda, the terms of this PPFCA shall control.

1. PURCHASE PRICE AND DEPOSIT.

To comply with Section 2(B) of the Contract, Buyer must provide an Additional Money Deposit in the amount of fifty percent (50%) of Buyer's Options when Buyer signs the PPA.

Sep 17, 2025

Initials Buyer Date

2. FINANCING.

To comply with Section 3(A) of the Contract, Buyer must provide a prequalification letter to Seller on or before the Contract Date.

Sep 17, 2025

Initials Buyer Date

To comply with Section 3(A) of the Contract, Buyer must provide to Seller evidence of Buyer's approval for the Loan from Buyer's Lender within thirty (30) days of the Contract Date. Buyer understands that FHA or VA loans are subject to different terms as described in Section 13 of the Contract and in the PPA.

Sep 17, 2025

Initials Buyer Date

3. CLOSING.

Sep 17, 2025

Initials Buyer Date

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 Initials {{$ini2}} Buyer {{$didi2}} Date To comply with Section 9 of the Contract, Buyer understands that Closing must occur once construction of the Property is complete, and on or before the Closing Date. Buyer understands that Buyer’s failure to close in accordance with these terms is a default under the Contract. Initials {{$ini2}} Buyer {{$didi2}} Date 4. ENTIRE AGREEMENT. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTOOD THIS PPFCA AND THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS PPFCA OR ELSEWHERE IN THE CONTRACT. BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} JA JA JA JA Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Sep 17, 2025 Sep 17, 2025 Neptune Rem LLC

THE LIMITED WARRANTY

10 YEAR WRITTEN WARRANTY FOR NEW HOMES






SAMPLE

RWC LLC®
10 Year New Home Warranties

SUBJECT TO CHANGE.
NO WARRANTY WILL BE ISSUED UNLESS THE BUILDER COMPLIES WITH ALL WARRANTY PROGRAM STANDARDS.

This Limited Warranty does not cover consequential or incidental damages. The Warrantor's total aggregate liability of this Limited Warranty is limited to the Final Sales Price listed on the Application For Warranty form.

The Builder makes no housing merchant implied warranty or any other warranties, express or implied, in connection with the attached sales contract or the warranted Home, and all such warranties are excluded, except as expressly provided in this Limited Warranty. There are no warranties which extend beyond the face of this Limited Warranty.

Some states do not allow the exclusion or limitation of incidental or consequential damages by the Builder so all of the limitations or exclusions of this Limited Warranty may not apply to you.

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

Warranty Confirmation

Your Warranty consists of your Limited Warranty book and your Warranty Confirmation. AFTER 60 days from your closing, you may obtain your Warranty Confirmation at confirm.rwcwarranty.com. You do not have a warranty without the Warranty Confirmation. If you do not have access to the Internet, please contact the plan Administrator to obtain your Limited Warranty book and Warranty Confirmation.

SAMPLE WARRANTY

The RWC Limited Warranty displayed in this book is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

For your Limited Warranty to be in effect, you should receive the following documentation:
Limited Warranty #319 • Application For Warranty form #316 (Refer to I.B.3. for applicability) • Warranty Confirmation

Insurer: Western Pacific Mutual Insurance Company, A Risk Retention Group

WPMIC #320 Rev. 8/17 © 1996 Harrisburg, PA

RESIDENTIAL WARRANTY COMPANY, LLC




SOLD
FOR

SAMPLE

Dear Home Buyer,

Congratulations on the purchase of your new Home. This is probably one of the largest, most important investments you've ever made and we wish you many years of enjoyment. You've chosen a Home built by a leading Builder which includes the RWC Limited Warranty, assurance that your investment is well protected. This book explains the Limited Warranty in its entirety, and we encourage you to take time to READ IT CAREFULLY.

This Limited Warranty provides you with protection in accordance with this warranty book for ten full years of Home ownership. During the first two years, your Builder is responsible for specified warranty obligations. In the unlikely event your Builder is unable or unwilling to perform, the Warranty is provided subject to the conditions, terms and exclusions listed. For the remaining eight years, your Warranty applies to Major Structural Defects as defined in this book.

This is not a warranty service contract, but a written ten year limited warranty which your Builder has elected to provide with your Home.

Take time now to read this book. Familiarize yourself with the Warranty and its limitations. Contact your Builder regarding specific construction standards and how they apply to your Home.

Again, congratulations and enjoy your new Home!

Very truly yours,
Residential Warranty Company, LLC

TABLE OF CONTENTS

Section I. Definitions 1

Section II. The Limited Warranty 3

Section III. Warranty Standards 8

Section IV. Requesting Warranty Performance 21

Section V. Addenda 24

A. Newark, Delaware
B. State of New York
C. State of Indiana
D. HUD (Applicable to VA/FHA financed homes only)
E. Maryland Addendum

RWC LLC®

Residential Warranty Company, LLC
5300 Derry Street, Harrisburg, PA 17111
717-561-4480

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page i
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

DEFINITIONS



SECTION I.

A. Introduction

To help you better understand your Limited Warranty, refer to the following list of definitions which apply in this book.

B. Definitions*

1. **Administrator**
   Residential Warranty Company, LLC (RWC) is the Administrator of this Limited Warranty. RWC is neither Warrantor nor Insurer.
2. **Appliances and Items of Equipment, including Attachments and Appurtenances**
   Water heaters, pumps, stoves, refrigerators, compactors, garbage disposals, ranges, dishwashers, washers and dryers, bathtubs, sinks, commodes, faucets, light fixtures, switches, outlets, thermostats, furnaces and oil tanks, humidifiers, oil purifiers, air conditioning materials, in-house sprinkler systems and similar items.
3. **Application For Warranty**
   The form signed at closing by you, the Purchaser, and your Builder which identifies the location, the Effective Date Of Warranty and the Final Sales Price of the enrolled Home. If the Builder is participating in the RWC electronic enrollment process, the Application for Warranty form is eliminated. This information will be included on your Warranty Confirmation.
4. **Arbitrator**
   The person appointed by the independent arbitration service to resolve an Unresolved Warranty Issue.
5. **Builder**
   The person, corporation, partnership or other entity which participates in the RWC Limited Warranty Program and has obtained this Limited Warranty for you.
6. **Consequential Damages**
   All consequential damages including, but not limited to, damage to the Home that is caused by a warranted Defect but is not itself a warranted Defect and costs of shelter, transportation, food, moving, storage or other incidental expenses related to relocation during repairs.
7. **Cooling, Ventilating and Heating Systems**
   All ductwork, refrigerant lines, steam and water pipes, registers, convectors and dampers.
8. **Defect**
   A condition of any item warranted by this Limited Warranty which exceeds the allowable tolerance specified in this Limited Warranty. Failure to complete construction of the Home or any portion of the Home, in whole or in part, is not considered a Defect.
9. **Effective Date Of Warranty**
   The date coverage begins as specified on the Application for Warranty form or on your Warranty Confirmation if your Builder is participating in the electronic enrollment process.*
10. **Electrical Systems**
    All wiring, electrical boxes and connections up to the house side of the meter base.



11. **Home**
    The single family dwelling, identified on the Application For Warranty form, which may be a townhome, condominium or duplex.
12. **Insurer**
    Western Pacific Mutual Insurance Company, a Risk Retention Group (WPMIC), located at 9265 Madras Ct, Littleton, CO 80130, phone: 303-263-0311. *(Refer to Section IV. for instructions on requesting warranty performance.)*
13. **Limited Warranty**
    The terms and conditions contained in this book including any applicable addenda.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

page 1

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

DEFINITIONS



SECTION
I.

14. Major Structural Defects (MSD)
All of the following conditions must be met to constitute a Major Structural Defect:*

a. actual physical damage to one or more of the following specified load-bearing components of the Home;
b. causing the failure of the specific major structural components; and
c. which affects its load-bearing function to the degree that it materially affects the physical safety of the occupants of the Home.

Load-bearing components of the Home deemed to have MSD potential:

(1) roof framing members (rafters and trusses);
(2) floor framing members (joists and trusses);
(3) bearing walls;
(4) columns;
(5) lintels (other than lintels supporting veneers);
(6) girders;
(7) load-bearing beams; and
(8) foundation systems and footings.

Examples of non-load-bearing elements deemed not to have Major Structural Defect potential:

(1) non-load-bearing partitions and walls;
(2) wall tile or paper, etc.;
(3) plaster, laths or drywall;
(4) flooring and subflooring material;
(5) brick, stucco, stone, veneer, or exterior wall sheathing;
(6) any type of exterior siding;
(7) roof shingles, sheathing* and tar paper;
(8) Heating, Cooling, Ventilating, Plumbing, Electrical and mechanical systems;
(9) Appliances, fixtures or Items of Equipment; and
(10) doors, windows, trim, cabinets, hardware, insulation, paint and stains.

15. Owner
See Purchaser.

16. Plumbing Systems
All pipes located within the Home and their fittings, including gas supply lines and vent pipes.

17. Purchaser
You. The Purchaser includes the first buyer of the warranted Home and any and all subsequent Owners who take title within the warranty period.

18. Residence
See Home.

19. Sewage Disposal System (Private or Public)
This system includes, but is not limited to, all waste, drainage, sewer pipes and lines, cleanouts, tanks, pumps, drainfields and seepage pits, outside and beyond the exterior wall of the Home.

20. Structurally Attached
An integral part of the Home being structurally supported by footings, block walls or reinforced concrete and connected to the foundation of the Home.

21. Unresolved Warranty Issue
All requests for warranty performance, demands, disputes, controversies and differences that may arise between the parties to this Limited Warranty that cannot be resolved among the parties. An Unresolved Warranty Issue may be a disagreement regarding:

a. the coverages in this Limited Warranty;
b. an action performed or to be performed by any party pursuant to this Limited Warranty;
c. the cost to repair or replace any item covered by this Limited Warranty.

22. Warrantor
Your Builder in Years 1 and 2; the Insurer in Years 3 through 10 and in Years 1 and 2 if your Builder defaults.

23. Warranty Confirmation
The document you obtain by going to confirm.rwcwarranty.com and then following the directions to validate your warranty. It includes your Validation Number, Effective Date of Warranty, Term of Coverage and applicable Addenda.

24. Water Supply System (Private or Public)
This system includes, but is not limited to, all supply and distribution pipes, fittings, valves, pumps and wells, outside the exterior wall of the Home, which supply water to the Home.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

page 2
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WPMIC #320 Rev. 8/17 © 1996 Harrisburg, PA SAMPLE II. SECTION THE LIMITED WARRANTY page 3 $ ,QWURGXFWLRQWRWKH/LPLWHG Warranty 7KLV ERRN SURYLGHV VSHFLF GHWDLOV FRQGL-tions and limitations of the Limited Warranty including procedures for requesting warranty performance and for binding arbitration, in accordance with the procedures of the Federal Arbitration Act. Additional information may be received by calling RWC at 717-561-4480. Read this document in its entirety to under-stand the protection it affords, the exclusions applicable to it, the Warranty Standards which determine its interpretations and operation and your responsibilities. 2. This is NOT an insurance policy, a mainte-nance agreement or a service contract. It is an explanation of what you, the Purchaser, can expect from this Limited Warranty. 3. Appliances and Equipment included in the Home are not warranted under this Lim-ited Warranty, but may be covered by separate warranties provided by the manufacturer or supplier. These warranties are passed on to you by your Builder at closing and are sepa-rate from this Limited Warranty. 4. You are responsible for maintenance of your new Home. General and preventative mainte-nance are required to prolong the life of your new Home. 5. This Limited Warranty is DXWRPDWLFDOO\ WUDQVIHUUHG to subsequent Owners during the ten-year term of this Limited Warranty, except in the case of a foreclosure that voids the war-ranty as provided in Section II.A.6.* 6. This Limited Warranty becomes void and all obligations on the part of Warrantor cease as of the date an Owner vacates the Home due to foreclosure proceedings.* 7. This Limited Warranty is subject to changes required by various regulating bodies. FHA and VA, as well as some local agencies have mandated the additions noted in the Addenda Section of this Limited Warranty book. Nota-tions throughout indicate where the Addenda apply. % 7KH/LPLWHG:DUUDQW\ 1. $FWLRQV WDNHQ WR FXUH 'HIHFWV ZLOO 127 H[WHQGWKHSHULRGVRIVSHFLHGFRYHUDJHVLQ WKLV/LPLWHG:DUUDQW\ 2QO\ ZDUUDQWHG HOHPHQWV ZKLFK DUH VSHFL- cally designated in the Warranty Standards are covered by this Limited Warranty. 3. The Warrantor has the choice to repair, replace or pay the reasonable cost to repair or replace warranted items which do not meet Warranty Standards and are not excluded in the Limited Warranty. 4. If a warranted MSD occurs during the ap-propriate coverage period, and is reported as required in 6HFWLRQ ,9 the Warrantor will repair, replace or pay you the reasonable cost to repair or replace the warranted MSD, limited to actions necessary to restore the MSD to its load-bearing capacity. C. :DUUDQW\RYHUDJH 1. 21( <($5 29(5$*( Your Builder warrants that for a period of one (1) year after the Effective Date Of Warranty, warranted items will function and operate as presented in the Warranty Standards of Year 1, 6HFWLRQ III.A. Coverage is ONLY available where spe-FLF 6WDQGDUGV DQG$FWLRQV DUH UHSUHVHQWHGLQ this Limited Warranty.* 2. 7:2 <($5 29(5$*( Your Builder warrants that for a period of two (2) years IURPWKH(IIHFWLYH'DWH2I:DUUDQW\VSHFLHG portions of the Heating, Cooling, Ventilating, (OHFWULFDODQG3OXPELQJ6\VWHPVDVGHQHGLQ this Limited Warranty, will function and oper-ate as presented in the Warranty Standards of Years 1 and 2 only, 6HFWLRQ,,,%‡ 3. 7(1 <($5 29(5$*( Major Structural Defects (MSD) are warranted for ten (10) years from the Effective Date Of Warranty. Your Builder is the Warrantor during Years 1 and 2 of this Limited Warranty and the Insurer is the Warrantor in Years 3 through 10. 4. CONDOMINIUM COVERAGE This Limited Warranty shall only apply to warranted common elements. Warranted common elements are those portions of the defined Electrical, Heating, Ventilating, Cooling, Plumbing and structural Systems *FHA/VA Homeowners, refer to HUD Addendum, Section V.D. ‡ Homeowners in Indiana, refer to State of Indiana Addendum, Section V.C. The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

THE LIMITED WARRANTY

SECTION II.

which serve two (2) or more residential units, and are contained wholly within a residential structure. Warranty coverage for common elements shall be for the same periods and to the same extent as similar or comparable items in individual residential units. Examples of common elements which are covered by this Limited Warranty are hallways, meeting rooms and other spaces wholly within the residential structure designated for the use of two (2) or more units. Examples of common elements which are not covered under this Limited Warranty are club houses, recreational buildings and facilities, exterior structures, exterior walkways, decks, balconies, arches or any other non-residential structure which is part of the condominium.*



D. Conditions*

1. This Limited Warranty provides coverage only in excess of coverage provided by other warranties or insurance, whether collectible or not.
2. This Limited Warranty is binding on the Builder and you and your heirs, executors, administrators, successors and assigns.
3. This Limited Warranty shall be interpreted and enforced in accordance with the laws of the state in which the Home is located.
4. This Limited Warranty is separate and apart from your contract and/or other sales agreements with your Builder. It cannot be affected, altered or amended in any way by any other agreement which you may have.
5. This Limited Warranty cannot be modified, altered or amended in any way except by a formal written instrument signed by you, your Builder and the Administrator.
6. If any provision of this Limited Warranty is determined by a court of competent jurisdiction to be unenforceable, that determination will not affect the validity of the remaining provisions.
7. All notices required under this Limited Warranty must be in writing and sent by email or certified mail, return receipt requested. If you send your written notice by email, your written notice must be sent to warranty.resolution@rwcwarranty.com. The written notice will not be considered received without a valid confirmation of receipt number. If you do not receive a confirmation of receipt number within 48 hours of emailing your written notice, contact RWC by calling 717-561-4480 and request to speak with the Warranty Resolution Department's Customer Service. If sending your written notice by certified mail, return receipt requested, it must be postage prepaid, to the recipient's address shown on the Application for Warranty form, or to whatever address the recipient may designate in writing.
8. If actions by the Warrantor on any obligations under this Limited Warranty are delayed by an event beyond its control, such performance will be excused until the delaying effects of the event are remedied. Such events include, but are not limited to, acts of God, acts of the common enemy, war, riot, civil commotion or sovereign conduct, or acts or omissions by you or any other person not a party of this Limited Warranty.
9. If your Builder fails to complete any part of the Home that is reasonably foreseeable to cause damage to the Home, then it is your responsibility to complete such parts of the Home to avoid the damage. If you fail to complete the work, then any resulting damage is not covered under this Limited Warranty. The warranty period for any item completed after the Effective Date of Warranty shall be deemed to have commenced on the Effective Date of Warranty.*
10. Costs incurred for unauthorized repairs to warranted items are not reimbursable. Written authorization prior to incurring expenses must be obtained from the Administrator.*

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

page 4
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

THE LIMITED WARRANTY



SECTION
II.

11. Whenever appropriate, the use of one gender includes all genders and the use of the singular includes the plural.





12. Under this Limited Warranty, the Warrantor is not responsible for exact color, texture or finish matches in situations where materials are replaced or repaired, or for areas repainted or when original materials are discontinued.
13. Your Builder must assign to you all manufacturers' warranties on products included in the Final Sales Price of your Home. Neither the Insurer nor the Administrator shall be liable for your Builder's failure to do so.
14. You are responsible for establishing a written, final walk-through inspection list of items in need of service prior to occupancy or closing, whichever is first. This list must be signed and dated by you and your Builder. Keep a copy for your records.

E. Exclusions

The following are NOT covered under this Limited Warranty:

1. Loss or damage:
   a. to land.
   b. to the Home, persons or property directly or indirectly caused by insects, birds, vermin, rodents, or wild or domestic animals.
   c. which arises while the Home is used primarily for non-residential purposes.
   d. which is covered by any other insurance or for which compensation is granted by legislation.*
   e. resulting directly or indirectly from flood, surface water, waves, tidal water, overflow of a body of water, or spray from any of these (whether or not driven by wind), water which backs up from sewers or drains, changes in the water table which were not reasonably foreseeable, water below the surface of the ground (including water which exerts pressure on or seeps or leaks through a building, sidewalk, driveway, foundation, swimming pool, or other structure), wetlands, springs or aquifers.*
   f. from normal deterioration or wear and tear.
   g. caused by material or work supplied by anyone other than your Builder or its employees, agents or subcontractors.
   h. from your or the condominium association's failure to perform routine maintenance on the Home, common areas, common elements or your or the condominium association's grounds.
   i. after Year 1, to, resulting from, or made worse by all components of structurally attached decks, balconies, patios, porches, stoops, porch roofs and porticos.
   j. after Year 1, to, resulting from, or made worse by elements of the Home which are constructed separate from foundation walls or other structural elements of the Home such as, but not limited to, chimneys and concrete floors of basements and attached garages.
   k. to wiring, to and between communication devices from the source of power, whether or not connected to the interior wiring system of the Home. Such devices shall include, but not be limited to, telephone systems, television cable systems, intercom systems, computer systems and security systems. Sources of power shall include, but not be limited to, service entrance conductors, switches, outlets, receptacles and junction boxes.
   l. to, or caused by, recreational facilities; driveways; walkways; patios, porches and stoops not structurally attached; decks and balconies which are not bolted to or cantilevered from the main structure of the Home; boundary and/or retaining walls; bulkheads; fences; landscaping, sodding, seeding, shrubs, trees and plantings; subsurface drainage systems (other than footer drains); lawn sprinkler systems; off-site improvements, including streets, sidewalks, adjacent property and the like; or any other improvements not part of the Home itself.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

page 5

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WPMIC #320 Rev. 8/17 © 1996 Harrisburg, PA SAMPLE *FHA/VA Homeowners, refer to HUD Addendum, Section V.D. m. caused by any item listed as an additional exclusion on the Application for Warranty form. 2. Loss or damage resulting from, or made worse by: a. changes in the grading of the property sur-rounding the Home by anyone except your Builder or its employees, agents or subcon-tractors. b. changes in grading caused by erosion. F PRGLFDWLRQV RU DGGLWLRQVWRWKH+RPH RU property under or around the Home, made after the Effective Date Of Warranty (other than changes made in order to meet the obli-gations of this Limited Warranty). d. intrusion of water into crawl spaces.* e. the weight and/or performance of any type of waterbed or any other furnishing which exceeds the load-bearing design of the Home. f. the presence or consequence of unac-ceptable levels of radon, formaldehyde, carcinogenic substances or other pollut-ants and contaminants; or the presence of hazardous or toxic materials resulting in uninhabitability or health risk within the Home. g. acts or omissions by you, your agents, employees, licensees, invitees; accidents, riots, civil commotion, nuclear hazards, acts of God or nature, fire, explosion, blasting, smoke, drought, water escape, windstorms, tropical storms, hurricanes, hail, lightning, ice, snow, falling trees, DLUFUDIW YHKLFOHV RRG PXG VOLGHV VLQN-holes, mine subsidence, faults, crevices, earthquake, land shock waves or tremors occurring before, during or after a volcanic eruption, or manmade events such as war, terrorism or vandalism. h. your failure to perform routine mainte-nance. i. your failure to minimize or prevent such loss or damage in a timely manner. j. defects in, but not limited to: recreational facilities; driveways; walkways; patios, porches and stoops not structurally attached; decks and balconies which are not bolted to or cantilevered from the main structure of the Home; boundary and/or retaining walls; bulkheads; fences; landscaping, sodding, seeding, shrubs, trees and plantings; sub-surface drainage systems (other than footer drains); lawn sprinkler systems; off-site improvements, including streets, sidewalks, adjacent property and the like; or any other improvements not part of the Home itself. k. defects in detached garages or outbuildings (except those which contain Plumbing, Electrical, Heating, Cooling or Ventilat-ing Systems serving the Home, and then only to the extent where Defects would affect these systems). A detached garage is one which is constructed on its own foundation, separate and apart from the foundation of the Home. A breezeway, fence, utility line or similar union shall not cause a garage or outbuilding to be consid-ered attached. l. negligent maintenance or operation of the Home and its systems by anyone other than your Builder or its agents, employees or subcontractors. m. any portion of a Water Supply System, private or public, including volume and SUHVVXUHRIZDWHURZ n. quality and potability of water. o. any portion of a Sewage Disposal System, private or public, including design.* p. dampness, condensation or heat build-up caused by your failure to maintain proper ventilation.* THE LIMITED WARRANTY II. SECTION page 6 The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

THE LIMITED WARRANTY



SECTION
II.

3. Failure of your Builder to complete construction of the Home or any part of the Home on or before the Effective Date Of Warranty or damages arising from such failure. An incomplete item is not considered a Defect, although your Builder may be obligated to complete such items under separate agreements between you and your Builder.
4. Any deficiency which does not result in actual physical damage or loss to the Home.
5. Any Consequential Damages.*
6. Personal property damage or bodily injury.
7. Violation of applicable Building Codes or ordinances unless such violation results in a Defect which is otherwise covered under this Limited Warranty. Under such circumstances, the obligation of the Warrantor under this Limited Warranty shall only be to repair the defective warranted portion of the Home, but not to restore or bring the Home to conform to code.
8. Any request for warranty performance submitted to the Administrator after an unreasonable delay or later than 30 days after the expiration of the applicable warranty period.
9. Warranted Defects that you repair without prior written authorization of the Administrator.*
10. Any damages to, or resulting from a swimming pool whether located within or outside the Home, as a result of its construction, placement, use, equipment, maintenance, etc.
11. The removal and/or replacement of items specifically excluded from coverage under this Limited Warranty, such as landscaping or personal property, and items not originally installed by your Builder, such as wallpaper, where removal and replacement are required to execute a repair.
12. Any Defect consisting of, caused by, contributed to, or aggravated by moisture, wet or dry rot, mold, mildew, fungus or rust, regardless of the originating cause of any moisture or water penetration that leads to the Defect.
13. Sound transmission and sound proofing between rooms or floor levels.
14. Appliances and Equipment included in the Home are not warranted under this Limited Warranty, but may be covered by separate warranties provided by the manufacturer or supplier. These warranties are passed on to you by your Builder at closing and are separate from this Limited Warranty. Damage caused by improper maintenance or operation, negligence, or improper service of these items by you or your agent will not be covered under this Limited Warranty. †
15. Modifications or additions to the Home, or property under or around the Home, made after the Effective Date of Warranty (other than changes made in order to meet the obligations of this Limited Warranty).



SAMPLE

F. Limitation of Liability

1. The Warrantor's liability and obligations are limited to the repair, replacement or the payment of the reasonable cost of repair or replacement of warranted items not to exceed an aggregate equal to the Final Sales Price of the Home as listed on the Application for Warranty form or in the absence of an Application for Warranty form, as otherwise provided to the Administrator by the Builder. The choice to repair, replace or make payment is the Warrantor's.
2. All other warranties, express or implied, including, but not limited to, all implied warranties of fitness, merchantability or habitability, are disclaimed and excluded to the extent allowed by law.

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

† Homeowners in the State of New York, refer to State of New York Addendum, Section V.B. *FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

page 7

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply. †



SECTION III.

1. FOUNDATIONS

OBSERVATION	ACTION REQUIRED	COMMENTS
BASEMENT		
1.1 Cracks appear in control joints.	No action required.	The expansion/contraction joint is placed to control cracking. This is not a deficiency.
1.2 Uneven concrete floors in finished areas of a basement.	Builder will correct those areas in which Defect exceeds 3/8 in. within a 32 in. measurement.	In rooms not initially finished as living areas or where a floor or a portion of a floor surface has been designed for specific drainage purposes, a slope which exceeds 3/8 in. within a 32 in. measurement is not a deficiency.
1.3 Cracks in poured concrete foundation walls.	Builder will correct any crack which exceeds 1/4 in. in width.	Shrinkage cracks are common and should be expected. Surface patching and epoxy injections are examples of acceptable repair methods.
1.4 Cracks in block or veneer wall.	Builder will correct cracks which exceed 1/4 in. in width.	Some cracks are common through masonry and mortar joints. Cracks 1/4 in. or less are considered routine Owner maintenance.
1.5 Leaks resulting in actual flow or trickling of water through wall or floor, causing an accumulation.	Builder will correct.	A one-time occurrence may not indicate a Defect. Owner must maintain proper grading around the Home and maintain any surface water control systems installed by Builder. Dampness and condensation are normal conditions and are not covered by this Limited Warranty.
1.6 Disintegration of the concrete floor surface.	Builder will correct disintegrated surfaces caused by improper placement of concrete.	Disintegration caused by erosion due to salt, chemicals, implements used and other factors beyond Builder's control is not a warranted deficiency.
1.7 Cracks in concrete floor which rupture or significantly impair performance of floor covering.	Builder will correct so Defect is not readily noticeable when floor covering is in place.	Minor impressions in floor covering are not considered significant imperfections.
1.8 Cracks in concrete floor of unfinished area (no floor covering) or in areas not designed for living.	Builder will correct cracks which exceed 1/4 in. in width or vertical displacement.	Surface patching and epoxy injections are examples of acceptable repair methods. Shrinkage cracks are common and should be expected.
1.9 Condensation on walls, joists, support columns and other components of basement area.	No action required.	Maintaining adequate ventilation and moisture control is considered Owner maintenance.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

† Homeowners in the State of New York, refer to State of New York Addendum, Section V.B.

page 8
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.



SECTION III.

1. FOUNDATIONS

OBSERVATION	ACTION REQUIRED	COMMENTS
CRAWL SPACE		
1.10 Cracks in poured concrete foundation walls.	Builder will correct any crack which exceeds 1/4 in. in width.	Surface patching and epoxy injections are examples of acceptable repair methods. Shrinkage cracks of 1/4 in. or less are common and should be expected.
1.11 Cracks in block or veneer wall.	Builder will correct cracks greater than 1/4 in. in width.	Surface patching and epoxy injections are examples of acceptable repair methods. Shrinkage cracks of 1/4 in. or less are common and should be expected.
1.12 Inadequate ventilation.	Builder will install properly sized louvers or vents.	Maintaining adequate ventilation and moisture control, including seasonal adjustment of vent openings, is considered Owner maintenance.
1.13 Condensation on walls, joists, support columns and other components of the crawl space area.	No action required.	Maintaining adequate ventilation and moisture control, including seasonal adjustment of vent openings, is considered Owner maintenance.
SLAB ON GRADE		
1.14 Cracks appear at control joints.	No action required.	Expansion/contraction joint is placed to control cracking. This is not a deficiency.
1.15 Uneven concrete floors in finished areas.	Builder will correct areas in which Defect exceeds 3/8 in. within a 32 in. measurement.	In rooms not initially finished as living areas or where a floor or a portion of a floor surface has been designed for specific drainage purposes, a slope which exceeds 3/8 in. within a 32 in. measurement is acceptable.
1.16 Disintegration of concrete floor surface.	Builder will correct disintegrated surfaces caused by improper placement of concrete.	Disintegration caused by erosion due to salt, chemicals, implements used and other factors beyond Builder's control is not a warranted deficiency.
1.17 Crack in concrete floor which ruptures or significantly impairs performance of floor covering.	Builder will correct so Defect is not readily noticeable when floor covering is in place.	Minor impressions in floor covering are not considered significant imperfections.
1.18 Cracks in attached garage slab.	Builder will correct cracks which exceed 1/4 in. in width or vertical displacement.	Surface patching and epoxy injections are examples of acceptable repair methods. Shrinkage cracks are common and should be expected.
1.19 Cracks in concrete floor of unfinished area (no floor covering) or in areas not designed for living.	Builder will correct cracks which exceed 1/4 in. in width or vertical displacement.	Surface patching and epoxy injections are examples of acceptable repair methods. Shrinkage cracks are common and should be expected.
1.20 Cracks in visible face of foundation.	Builder will correct cracks in excess of 1/4 in. in width.	Surface patching and epoxy injections are examples of acceptable repair methods. Shrinkage cracks are common and should be expected.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here.
You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 9

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY



SECTION III.

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.

2. FRAMING

OBSERVATION	ACTION REQUIRED	COMMENTS
CEILING		
2.1 Uneven ceiling.	Builder will correct if unevenness exceeds 1/4 in. within a 32 in. measurement.	Some minor framing imperfections should be expected.
FLOOR		
2.2 High and low areas.	Builder will correct if high or low areas exceed 1/4 in. within a 32 in. measurement.	Some minor framing imperfections should be expected.
2.3 Floor squeaks.	Builder will correct if caused by a defective joist or improperly installed subfloor. Builder will take corrective action to reduce squeaking to the extent possible within reasonable repair capability without removing floor or ceiling finishes.	A large area of floor squeaks which is noticeable, loud and objectionable is a Defect. A squeak-proof floor cannot be guaranteed. Lumber shrinkage as well as temperature and humidity changes may cause squeaks.
ROOF		
2.4 Split or warped rafters or trusses.	No action required.	Some splitting and warping is normal and is caused by high temperature effects on lumber.
WALL		
2.5 Bow or bulge.	Builder will correct if bow or bulge exceeds 1/2 in. within 32 in. horizontal or vertical measurement.	Minor framing imperfections should be expected.
2.6 Out-of-plumb.	Builder will correct where out-of-plumb condition exceeds 3/4 in. within 8 ft. vertical measurement.	Minor framing imperfections should be expected.
2.7 Wall is out-of-square.	No action required.	A wall out-of-square is not a Defect.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 10
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.



SECTION III.

3. EXTERIOR

OBSERVATION	ACTION REQUIRED	COMMENTS
STRUCTURALLY ATTACHED WOOD OR COMPOSITE DECKS		
3.1 Wood twisting, warping or splitting.	Builder will correct only if due to improper installation.	Twisting, warping or splitting of wood deck material is normal due to exposure to the elements. Owner maintenance is required.
3.2 Settlement.	Builder will correct slope of deck which exceeds a ratio of 2 in. in a 10 ft. measurement.	Some slope is often provided to allow for water drainage.
3.3 Loose railing or post.	Builder will correct if due to improper installation.	Owner maintenance is required.
DOORS		
3.4 Binds, sticks or does not latch.	Builder will correct if caused by faulty workmanship or materials.	Seasonal changes may cause doors to expand and contract, and are usually temporary conditions.
3.5 Wood door panel shrinks.	No action required.	Panels will shrink and expand and may expose unfinished surfaces.
3.6 Warping.	Builder will correct warping which exceeds 1/4 in., measured vertically, horizontally or diagonally.	Seasonal changes may cause doors to expand and contract, and are usually temporary conditions.
3.7 Split in panel.	Builder will correct if split allows the entrance of elements.	Splits which do not allow the entrance of elements are considered normal. Owner maintenance is required.
3.8 Separation between door and weather-stripping.	Builder will correct if daylight is visible or if entrance of elements occurs under normal conditions.	Even with properly installed weather-stripping, some movement of the door, when closed, may be expected. Owner maintenance is required for minor alterations to adjustable thresholds and other parts of the door.
3.9 Screen mesh is torn or damaged.	Builder will correct only if damage is documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
3.10 Overhead garage door fails to operate or allows rain or snow to leak through.	Builder will correct garage doors which do not fit or operate properly.	Some entrance of elements can be expected and is not considered a deficiency. If Owner installs a garage door opener, Builder is not responsible for operation of door.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 11

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY



SECTION III.

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.

3. EXTERIOR

OBSERVATION	ACTION REQUIRED	COMMENTS
ROOFING		
3.11 Roof and roof flashing leaks.	Builder will correct active and current leaks that occur under normal conditions.	No action is required if leak is due to snow or ice buildup, high winds or driving rains. Prevention of snow or ice buildup is the Owner's responsibility. Substantiation of an active and current leak is the Owner's responsibility.
3.12 Lifted, torn, curled, or cupped shingles.	No action required.	Owner maintenance is required. Cupping in excess of 1/2 in. should be reported to the manufacturer.
3.13 Shingles that have blown off.	Builder will correct affected area if due to poor installation.	Shingles shall not blow off in winds less than the manufacturer's specifications.
3.14 Inadequate ventilation.	Builder will provide adequate ventilation.	Moisture accumulation in attics which are not adequately vented is a deficiency. Owner is responsible to keep vents clear of obstructions to promote air flow.
3.15 Water stays in gutters.	Builder will correct to limit standing water depth at 1 in.	Owner is responsible for keeping gutters and downspouts clean.
3.16 Gutter or downspout leaks.	Builder will correct leaks at connections.	Owner is responsible for keeping gutters and downspouts clean. Gutters may overflow during heavy rains.
SITE WORK		
3.17 Standing water within 10 ft. of the foundation.	Builder will correct water which stands for more than 24 hours, or more than 48 hours in swales.	Standing water beyond the 10 ft. perimeter of the foundation is not covered by this Limited Warranty. Owner is responsible for establishing and maintaining adequate ground cover.
3.18 Settling of ground around foundation walls, utility trenches or other filled areas on property where there has been excavation and backfill which affected foundation drainage.	If final grading was performed by Builder, he will replace fill in excessively settled areas only once.*	If settlement does not exceed 6 in., it is Owner's responsibility to fill affected areas. The party responsible for establishing the final grade shall provide for positive drainage away from foundation. Owner is responsible for establishing and maintaining adequate ground cover.
STRUCTURALLY ATTACHED STOOP, PORCH & PATIO		
3.19 Settlement, heaving or movement.	Builder will correct if movement exceeds 1 in. from the Home for stoops, porches and patios which are structurally attached.	Stoops, porches and patios which are poured separately and simply abut the house are not covered by this Limited Warranty.
3.20 Concrete splatters on adjacent surfaces.	Builder will correct only if damage is documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 12
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.



SECTION III.

3. EXTERIOR

WALL COVERING

OBSERVATION	ACTION REQUIRED	COMMENTS
3.21 Entrance of elements through separations of wood, hardboard or fiber cement siding or trim joints, or separation between trim and surfaces of masonry or siding.	Builder will correct entrance of elements or separations exceeding 3/8 in. by caulking or other methods.	Any separations 3/8 in. or less are considered routine Owner maintenance.
3.22 Cracks in stucco or similar synthetic based finishes.	Builder will correct cracks which exceed 1/8 in. in width.	Caulking and touch-up painting are examples of acceptable repair methods. Builder is not responsible for exact color, texture or finish matches. Hairline cracks are common.
3.23 Siding materials become detached from the Home.	Builder will correct affected area if due to improper workmanship or materials.	Separated, loose or delaminated siding can be due to improper maintenance and is not considered a Defect.
3.24 Aluminum or vinyl siding is bowed or wavy.	Builder is responsible only if installed improperly and waves or bowing exceed 1/2 in. within a 32 in. measurement.	Check your manufacturer's warranty on this product for coverage regarding dents, holes, wind specifications, etc.
3.25 Paint or stain peels or deteriorates.	Builder will correct. If 75% of a particular wall is affected, entire wall will be corrected.	Some fading is normal due to weathering. Mildew and fungus on exterior surfaces are caused by climatic conditions and are considered routine maintenance. Varnish or lacquer deteriorates quickly and is not covered by this Limited Warranty.
3.26 Paint splatters and smears on other surfaces.	Builder will correct only if damage is documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
3.27 Faulty application of paint on wall and trim surfaces.	Builder will correct affected area. If greater than 75% of wall or trim piece is affected, entire surface will be corrected.	Some minor imperfections such as over-spray, brushmarks, etc., are common and should be expected.
3.28 Knot holes bleed through paint or stain.	Builder will correct affected areas where excessive bleeding of knots appear.	Knot holes will be apparent depending on the quality of material used.
3.29 Vent or louver leaks.	Builder will correct if caused by improper installation.	Properly installed louvers or vents may at times allow rain or snow to enter under strong wind conditions and is not a deficiency.
3.30 Cracks in masonry, veneer, stone, etc.	Builder will correct cracks which exceed 1/4 in. in width.	Some cracks are common through masonry and mortar joints. Cracks 1/4 in. or less are considered routine Owner maintenance.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 13

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY



SECTION III.

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.

3. EXTERIOR

OBSERVATION	ACTION REQUIRED	COMMENTS
WINDOWS		
3.31 Condensation or frost on interior window surface.	No action required.	Condensation is relative to the quality and type of windows. Temperature differences in high levels of humidity along with individual living habits will cause condensation.
3.32 Clouding or condensation between panes of glass.	Builder will correct only if damage is documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
3.33 Glass breakage.	Builder will correct only if damage is documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
3.34 Excessive drafts and leaks.	Builder will correct poorly fitted windows.	Relative to the quality and type of windows, drafts are sometimes noticeable around windows, especially during high winds. It may be necessary for the Owner to have storm windows installed to provide a satisfactory solution in high wind areas. All caulking materials expand and contract due to temperature variation and dissimilar materials. Maintenance of weather-stripping is Owner's responsibility.
3.35 Difficult to open, close or lock.	Builder will correct.	Windows should open, close and lock with reasonable pressure.

SAMPLE

4. INTERIOR

DOORS		
4.1 Latch is loose or rattles.	No action required.	Some minor movement should be expected.
4.2 Binds, sticks or does not latch.	Builder will correct if due to faulty workmanship and materials.	Seasonal changes may cause doors to expand and contract, and are usually temporary conditions.
4.3 Warping.	Builder will correct warping which exceeds 1/4 in., measured vertically, horizontally or diagonally.	Seasonal changes may cause doors to expand and contract, and are usually temporary conditions.
4.4 Excessive opening at bottom.	Builder will correct gaps in excess of 1-1/2 in. between bottom of passage door and finished floor or 2 in. between bottom of closet door and finished floor.	Gaps under doors are intended for air flow.
4.5 Rubs on carpet.	Builder will correct.	Builder is not responsible if Owner installs carpet.

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 14
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.



SECTION III.

4. INTERIOR

WALLS, CEILINGS, SURFACES, FINISHES & TRIMS

OBSERVATION	ACTION REQUIRED	COMMENTS
4.6 Cracks and separations in drywall, lath or plaster; nail pops.	Builder will correct cracks in excess of 1/8 in. in width. Builder will correct nail pops which have broken finished surface. Repair cracks and/or nail pops and touch up paint to match as close as possible, one time only. Such conditions should be reported near the end of Year 1 of the warranty period to allow for normal movement of the Home.	Minor seam separations and cracks, and other slight imperfections, are common and should be expected. Minor depressions and slight mounds at nail heads are not Defects.
4.7 Peeling of wallpaper.	Builder will correct if not due to Owner neglect or abuses.	Builder is not responsible for wallpaper installed by Purchaser. Owner is responsible for maintaining adequate ventilation in areas of high humidity, such as kitchens and bathrooms.
4.8 Separated seams in wallpaper.	Builder will correct if wall surface is readily visible.	Minor imperfections can be expected.
4.9 Lumps, ridges and nail pops in wallboard which appear after Owner has wall covering installed by himself or others.	No action required.	Owner should insure that surface to be covered is suitable for installation of wall covering.
4.10 Surface deficiencies in finished woodwork.	Builder will correct readily apparent splits, cracks, hammer marks and exposed nail heads, only if documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
4.11 Gaps between trim and adjacent surfaces, and gaps at trim joints.	Builder will correct gaps in excess of 1/8 in. at trim joints and 1/4 in. between trim and adjacent surfaces.	Some separation due to lumber shrinkage is normal and should be expected.
4.12 Cracks in ceramic grout joints.	Builder will correct cracks in excess of 1/8 in. one time only.	Cracking of grout joints is common and is considered routine Owner maintenance unless excessive.
4.13 Ceramic tile cracks or becomes loose.	Builder will correct only if documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
4.14 Cracking or deterioration of caulking.	No action required.	All interior caulking shrinks and deteriorates. Owner maintenance is required.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 15

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.



SECTION III.

4. INTERIOR

OBSERVATION	ACTION REQUIRED	COMMENTS
WALLS, CEILINGS, SURFACES, FINISHES & TRIMS		
4.15 Wall or trim surfaces visible through paint.	Builder will correct affected area. If greater than 75% of wall, trim piece, or ceiling is affected, entire surface will be corrected. The surface being painted shall not show through new paint when viewed from a distance of 6 feet under normal lighting conditions.	Some minor imperfections such as overspray, brushmarks, etc., are common and should be expected.
FLOOR COVERING*		
4.16 Resilient flooring comes loose at edge.	Builder will correct.	Owner maintenance is required.
4.17 Gaps at seams of resilient flooring.	Builder will correct gaps of similar materials in excess of 1/8 in., and 3/16 in. where dissimilar materials abut.	Minor gaps should be expected.
4.18 Fastener pops through resilient flooring.	Builder will correct affected area where fastener has broken through floor covering.	Sharp objects such as high heels, table and chair legs, can cause similar problems, and are not covered by this Limited Warranty.
4.19 Depressions or ridges in resilient flooring at seams of sub-flooring.	Builder will correct depressions or ridges which exceed 1/8 in. in height or depth.	This is determined by placing a 6 in. straight edge over ridge or depression, with 3 in. on either side, and measuring height or depth at sub-flooring seam.
4.20 Cuts and gouges in any floor covering.	Builder will correct only if documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
4.21 Hollow sounding marble or tile.	No action required.	Hollow sounding marble or tile is not a deficiency of construction and is not covered under this warranty.
4.22 Fades, stains or discolors.	Builder will correct stains or spots only if documented prior to occupancy.	Fading is not a deficiency. Owner is responsible for establishing a pre-closing walk-through inspection list.
4.23 Premature wearing of carpet.	No action required.	Excessive wear in high-traffic areas such as entryways and hallways is normal. Wearability is directly related to quality of carpet.
4.24 Visible gaps at carpet seams.	Builder will correct gaps.	Seams will be apparent. Owner maintenance is required.
4.25 Carpet becomes loose or buckles.	Builder will correct one time only.	Some stretching is normal. Owner should exercise care in moving furniture.

SAMPLE

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 16
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.



SECTION III.

5. MECHANICAL

OBSERVATION	ACTION REQUIRED	COMMENTS
ELECTRICAL		
5.1 Circuit breakers trip excessively.	Builder will correct if tripping occurs under normal usage.	Ground Fault Circuit Interrupters (GFCI) are intended to trip as a safety factor. Tripping that occurs under abnormal use is not covered by this Limited Warranty.
5.2 Outlets, switches or fixtures malfunction.	Builder will correct if caused by defective workmanship or materials.	Owner should exercise routine care and maintenance. Replacement of light bulbs is Owner's responsibility.
HEATING & COOLING		
5.3 Condensation lines clog under normal use.	No action required.	Condensation lines will clog under normal conditions. Continued operation of drain line requires Owner maintenance.
5.4 Noisy ductwork.	Builder will correct oil canning noise if caused by improper installation.	When metal heats and cools, ticking and cracking may occur and are not covered by this Limited Warranty.
5.5 Insufficient heating.	Builder will correct if Heating System cannot maintain a 70 degree Fahrenheit temperature, under normal operating and weather conditions. Temperature shall be measured at a point 5 ft. above center of floor in affected area. All rooms may vary in temperature by as much as 4 degrees.	Orientation of the Home, location of rooms and location of vents will also provide a temperature differential. There may be periods when outdoor temperature falls below design temperature thereby lowering temperature in the Home. Certain aspects of the Home including, but not limited to, expansive stairways, open foyers, sunrooms or cathedral ceilings may cause abnormal variation from these Standards and are not covered by this Limited Warranty.
5.6 Insufficient cooling.	Builder will correct if Cooling System cannot maintain a 78 degree Fahrenheit temperature, under normal operating and weather conditions. Temperature shall be measured at a point 5 ft. above center of the floor in the affected room. On excessively hot days, where outside temperature exceeds 95 degrees Fahrenheit, a difference of 17 degrees from outside temperature will be difficult to maintain. All rooms may vary in temperature by as much as 4 degrees.	Orientation of the Home, location of rooms and location of vents will also provide a temperature differential. There may be periods when outdoor temperature rises above design temperature thereby raising temperature in the Home. Certain aspects of the Home including, but not limited to, expansive stairways, open foyers, sunrooms or cathedral ceilings may cause abnormal variation from these Standards and are not covered by this Limited Warranty.
5.7 Refrigerant line leaks.	Builder will correct.	Owner maintenance is required on the system.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 17

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY



SECTION III.

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.

5. MECHANICAL

PLUMBING

OBSERVATION	ACTION REQUIRED	COMMENTS
5.8 Pipe freezes and bursts.	Builder will correct if due to faulty workmanship or materials.	Proper winterization of pipes is considered routine maintenance and Owner should maintain suitable temperatures inside the Home.
5.9 Noisy water pipe.	Builder will correct hammering noise if caused by improper installation.	Some noise can be expected due to flow of water and pipe expansion. This is not a Defect.
5.10 Plumbing fixtures and trim fittings leak or malfunction.	Builder will correct if due to faulty workmanship and materials.	Owner maintenance is required. Scratches, tarnishing or marring must be noted on a pre-closing walk-through inspection list.
5.11 Damaged or defective plumbing fixtures and trim fittings.	Builder will correct only if documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list. Defective trim fittings and plumbing fixtures are covered under the manufacturer's warranty.

SAMPLE

6. SPECIALTIES

BATHROOM & KITCHEN

OBSERVATION	ACTION REQUIRED	COMMENTS
6.1 Cabinet separates from wall or ceiling.	Builder will correct separation in excess of 1/4 in.	Some separation is normal. Caulking is an acceptable method of repair.
6.2 Crack in door panel.	Builder will correct only if documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
6.3 Warping of cabinet door or drawer front.	Builder will correct if warp exceeds 3/8 in. as measured from cabinet frame.	Seasonal changes may cause warping and may be a temporary condition.
6.4 Doors or drawers do not operate.	Builder will correct.	Owner maintenance is required.
6.5 Chips, cracks, scratches on countertop, cabinet fixture or fitting.	Builder will correct only if documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
6.6 Delamination of countertop or cabinet.	Builder will correct only if documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.
6.7 Cracks or chips in fixture.	Builder will correct only if documented prior to occupancy.	Owner is responsible for establishing a pre-closing walk-through inspection list.

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 18
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • A. YEAR 1 COVERAGE ONLY

The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.



SECTION III.

6. SPECIALTIES

OBSERVATION	ACTION REQUIRED	COMMENTS
CHIMNEY & FIREPLACE		
6.8 Exterior and interior masonry veneer cracks.	Builder will correct cracks in excess of 1/4 in. in width.	Some cracks are common in masonry and mortar joints. Cracks 1/4 in. in width or less are considered Owner maintenance.
6.9 Firebox color is changed; accumulation of residue in chimney or flue.	No action required.	Owner maintenance is required.
6.10 Chimney separates from the Home.	Builder will correct separation in excess of 1/2 in. within 10 ft.	Newly built chimneys will often incur slight amounts of separation.
6.11 Smoke in living area.	Builder will correct if caused by improper construction or inadequate clearance.	Temporary negative draft situations can be caused by high winds; obstructions such as tree branches too close to the chimney; the geographic location of the fireplace; or its relationship to adjoining walls and roof. In some cases, it may be necessary to open a window to create an effective draft. Since negative draft conditions could be temporary, it is necessary that Owner substantiate problem to Builder by constructing a fire so the condition can be observed.
6.12 Water infiltration into firebox from flue.	No action required.	A certain amount of rainwater can be expected under certain conditions.
6.13 Firebrick or mortar joint cracks.	No action required.	Intense heat may cause cracking.
INSULATION		
6.14 Air infiltration around electrical receptacles.	No action required.	Air flow around electrical boxes is normal and is not a deficiency.

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 19

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

WARRANTY STANDARDS • B. YEARS 1 & 2 COVERAGE ONLY
C. TEN YEAR MSD COVERAGE ONLY



SECTION III.



The following Warranty Standards are applicable only to warranted items stated in Section II of this Limited Warranty. Read Section II to determine if the following Warranty Standards apply.

B. SYSTEMS - YEARS 1 & 2

OBSERVATION	ACTION REQUIRED	COMMENTS
ELECTRICAL		
B.1 Wiring fails to carry specified load.	Builder will correct if failure is due to improper installation or materials.	Switches, outlets and fixtures are applicable to **Year 1 Coverage Only.**
HEATING AND COOLING		
B.2 Ductwork separates.	Builder will correct.	Owner maintenance is required.
PLUMBING*		
B.3 Pipe leaks.	Builder will correct.	Condensation on pipes does not constitute leakage. Faulty faucets, valves, joints and fittings are applicable to **Year 1 Coverage Only.**
B.4 Water supply stops.	Builder will correct if due to faulty workmanship or materials inside the Home.	Drought or causes other than faulty workmanship and materials will not be covered under this Limited Warranty.
B.5 Clogged drain or sewer.	Builder will correct clog within structure caused by faulty workmanship or materials.	Clogs and stoppages beyond the exterior wall are not covered by this Limited Warranty. Routine Owner maintenance and proper use is required.

SAMPLE

C. TEN YEAR MSD COVERAGE

OBSERVATION	ACTION REQUIRED	COMMENTS
MAJOR STRUCTURAL DEFECTS		
C.1. Major Structural Defects.	The criteria for establishing the existence of a Major Structural Defect is set forth in Section I.B.14 of this Limited Warranty Agreement.	The Warrantor will correct Major Structural Defects, limited to such actions as are necessary to restore the load-bearing capability of the component(s) affected by a Major Structural Defect.

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

page 20

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

REQUESTING WARRANTY PERFORMANCE



SECTION
IV.

SAMPLE

A. Notice to Warrantor in Years 1 & 2

1. If a Defect occurs in Years 1 and 2, you must notify your Builder in writing. Your request for warranty performance should clearly describe the Defect(s) in reasonable detail.
2. Request for warranty performance to your Builder does not constitute notice to the Administrator, and it will not extend applicable coverage periods.
3. If a request for warranty performance to your Builder does not result in satisfactory action within a reasonable time, written notice must be given to RWC, Administrator, at warranty.resolution@rwcwarranty.com or forwarded by certified mail, return receipt requested to 5300 Derry Street, Harrisburg, Pennsylvania 17111, Attn: Warranty Resolution Department. This notice should describe each item in reasonable detail.
4. *Please note that a written request for warranty performance must be emailed no later than thirty (30) days after the expiration of the applicable warranty period or sent to RWC by certified mail, return receipt requested and postmarked no later than thirty (30) days after the expiration of the applicable warranty period. For example, if the item is one which is warranted by your Builder during your second year of coverage, a request for warranty performance must be emailed or mailed to RWC and postmarked no later than thirty (30) days after the end of the second year to be valid.*
5. You must provide the Warrantor with reasonable weekday access during normal business hours in order to perform its obligations. Failure by you to provide such access to the Warrantor may relieve the Warrantor of its obligations under this Limited Warranty.
6. If your Builder does not fulfill its obligations under this Limited Warranty, the Administrator will process the request for warranty performance as described in the Limited Warranty and subject to the provisions of **IV.F**.

B. Notice to Warrantor in Years 3–10

If a Defect related to a warranted MSD occurs in Years 3 through 10 of this Limited Warranty, you must notify the Administrator to review the item within a reasonable time after the situation arises. All such notices must be presented in writing to RWC, Administrator, at warranty.resolution@rwcwarranty.com or forwarded by certified mail, return receipt requested to RWC, Administrator, 5300 Derry Street, Harrisburg, Pennsylvania 17111, Attn: Warranty Resolution Department. Any such notice should describe the condition of the MSD in reasonable detail. Requests for warranty performance emailed or postmarked more than thirty (30) days after the expiration of the term of this Limited Warranty will not be honored.

C. Purchaser's Obligations

1. **Your notice to the Administrator must contain the following information:**
   a. Validation # and Effective Date Of Warranty;
   b. Your Builder's name and address;
   c. Your name, address, email address and phone number (including home, cell and work numbers);
   d. Reasonably specific description of the warranty item(s) to be reviewed;
   e. A copy of any written notice to your Builder;
   f. Photograph(s) may be required; and
   g. A copy of each and every report you have obtained from any inspector or engineer.
2. You have an obligation to cooperate with the Administrator's mediation, inspection and investigation of your warranty request. From time to time, the Administrator may request information from you regarding an alleged Defect. Failure by you or your appointed representative to respond with the requested information within thirty (30) days of the date of the Administrator's request can result in the closing of your warranty file.

D. Mediation and Inspection

Within thirty (30) days following the Administrator's receipt of proper notice of request for warranty performance, the Administrator may review and mediate your request by communicating with you, your Builder and any other individuals or entities who the Administrator believes possess relevant information. If, after thirty (30) days, the Administrator has not been able to successfully mediate your request, or at any earlier time when the Administrator believes that your Builder and you are at an impasse, then the Administrator will notify you that your request has become an Unresolved Warranty Issue. At any time following the receipt of proper notice of your request for warranty performance, the Administrator may schedule an inspection of the item. You must provide the Administrator reasonable access for any such inspection as discussed in **Section IV.A.5**. The Administrator, at its discretion,

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 21

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

REQUESTING WARRANTY PERFORMANCE

SECTION IV.

may schedule a subsequent inspection to determine Builder compliance.

When a request for warranty performance is filed and the deficiency cannot be observed under normal conditions, it is your responsibility to substantiate that the need for warranty performance exists including any cost involved. If properly substantiated, you will be reimbursed by the Warrantor.

E. Arbitration*

You begin the arbitration process by giving the Administrator written notice of your request for arbitration of an Unresolved Warranty Issue. The written notice of your request for arbitration must be received by the Administrator no later than thirty (30) days following the expiration of the ten year warranty period. However, if you receive notification of an Unresolved Warranty Issue from the Administrator following the expiration of the ten year warranty period, then this period is extended and written notice of your request for arbitration must be received by the Administrator no later than thirty (30) days from the date of your receipt of notification of the Unresolved Warranty Issue. Within twenty (20) days after the Administrator's receipt of your notice of request for arbitration, any Unresolved Warranty Issue that you have with the Warrantor shall be submitted to an independent arbitration service experienced in arbitrating residential construction matters upon which you and the Administrator agree. This **binding** arbitration is governed by the procedures of the Federal Arbitration Act, 9 U.S.C. §§ 1 *et. seq.* If you submit a request for arbitration, you must pay the arbitration fees before the matter is submitted to the arbitration service. After arbitration, the Arbitrator shall have the power to award the cost of this fee to any party or to split it among the parties to the arbitration. The arbitration shall be conducted in accordance with this Limited Warranty and the arbitration rules and regulations to the extent that they are not in conflict with the Federal Arbitration Act.

Within one (1) year after an arbitration award, either party may apply to the U.S. District Court where the Home is situated to confirm the award. The Administrator's receipt of a written request for arbitration in appropriate form shall stop the running of any statute of limitations applicable to the matter to be arbitrated until the Arbitrator renders a decision. The decision of the Arbitrator shall be final and binding upon all parties.†

Since this Limited Warranty provides for mandatory binding arbitration of Unresolved Warranty Issues, if any party commences litigation in violation of this Limited Warranty, such party shall reimburse the other parties to the litigation for their costs and expenses, including attorney fees, incurred in seeking dismissal of such litigation.*

In Years 1 & 2, the Builder shall have sixty (60) days from the date the Administrator sends the Arbitrator's award to the Builder to comply with the Arbitrator's decision. In Years 3-10, the Warrantor shall have sixty (60) days from the date the Administrator receives the Arbitrator's award to comply with the Arbitrator's decision. Warranty compliance will begin as soon as possible and will be completed within the sixty-day compliance period with the exception of any repair that would reasonably take more than sixty (60) days to complete, including, but not limited to, repair delayed or prolonged by inclement weather. The Warrantor will complete such repair or replacement as soon as possible without incurring overtime or weekend expenses.

You may request a compliance arbitration within twenty (20) days after the sixty-day compliance period has expired by giving the Administrator written notice of your request. You must pay the fees for the compliance arbitration prior to the matter being submitted to the arbitration service.

F. Conditions of Warranty Performance

1. You must provide the Warrantor and/or Administrator with reasonable weekday access during normal business hours to inspect the condition of your Home and/or to perform their obligations.
2. When your request for warranty performance is determined to be a warranted issue, the Warrantor reserves the right to repair or replace the warranted item, or to pay you the reasonable cost of repair or replacement.
3. In Years 1 and 2, if your Builder defaults in its warranty obligations, the Administrator will process the request for warranty performance provided you pay a warranty service

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.

† Homeowners in the State of New York, refer to State of New York Addendum, Section V.B.

page 22
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

REQUESTING WARRANTY PERFORMANCE



SECTION
IV.

fee of $250 for each request prior to repair or replacement.*•◆

4. In Years 3 through 10 you must pay the Administrator a warranty service fee of $500 for each request.*•◆
5. If the Administrator elects to award you cash rather than repair or replace a warranted item, the warranty service fee will be subtracted from the cash payment.
6. If the Warrantor pays the reasonable cost of repairing a warranted item, the payment shall be made to you and to any mortgagee or mortgagee's successor as each of your interests may appear; provided that the mortgagee has notified the Administrator in writing of its security interest in the Home prior to such payment. Warrantor shall not have any obligation to make payment jointly to the Purchaser and mortgagee where the mortgagee has not notified your Builder or the Administrator in writing of its security interest in the Home prior to such payment. Any mortgagee shall be completely bound by any mediation or arbitration relating to a request for warranty performance between you and the Warrantor.*
7. Prior to payment for the reasonable cost of repair or replacement of warranted items, you must sign and deliver to the Builder or the Administrator, as applicable, a full and unconditional release, in recordable form, of all legal obligations with respect to the warranted Defects and any conditions arising from the warranted items.
8. Upon completion of repair or replacement of a warranted Defect, you must sign and deliver to the Builder or the Administrator, as applicable, a full and unconditional release, in recordable form, of all legal obligations with respect to the Defect and any conditions arising from the situation. The repaired or replaced warranted item will continue to be warranted by this Limited Warranty for the remainder of the applicable period of coverage.
9. If the Warrantor repairs, replaces or pays you the reasonable cost to repair or replace a warranted item, the Warrantor shall be subrogated to all your rights of recovery against any person or entity. You must execute and deliver any and all instruments and papers and take any and all other actions necessary to secure such rights, including, but not limited to, assignment of proceeds of any insurance or other warranties to the Warrantor. You shall do nothing to prejudice these rights of subrogation.
10. Any Warrantor obligation is conditioned upon your proper maintenance of the Home, common elements and grounds to prevent damage due to neglect, abnormal use or improper maintenance.



SAMPLE

11. **Condominium Procedures:**
    a. In the case of common elements of a condominium, at all times, owner(s) of each unit affected by the common elements in need of warranty performance shall each be responsible to pay the warranty service fee ($250 in Years 1 and 2, $500 in Years 3 through 10) for each request for warranty performance.*•
    b. If a request for warranty performance under this Limited Warranty involves a common element in a condominium, the request may be made only by an authorized representative of the condominium association. If the Builder retains a voting interest in the association of more than 50%, the request may be made by unit owners representing 10% of the voting interests in the association.
    c. If a request for warranty performance under this Limited Warranty involves a common element affecting multiple units, and all affected units are not warranted by the RWC Warranty Program, the Insurer's liability shall be limited to only those units warranted by the RWC Warranty. The limit of liability shall be prorated based upon the number of units warranted by this Limited Warranty.

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

*FHA/VA Homeowners, refer to HUD Addendum, Section V.D.
◆Homeowners in Maryland, refer to Maryland Addendum, Section V.E.
•Homeowners in Newark, Delaware, refer to Newark, Delaware, Addendum, Section V.A.

page 23
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

ADDENDA

SECTION V.

A. Newark, Delaware, Addendum

The warranty service fee as described in **Sections IV.F.3., IV.F.4.** and **IV.F.11.a** will be waived for homes built in the city of Newark, Delaware.

B. State of New York Addendum

Except as expressly provided in this Addendum, the warranties and rights listed herein are in addition to, and are not exclusive of, any warranties or rights listed in this Limited Warranty.

1. **Appliances and Items of Equipment** — Subject to other terms and conditions listed in this Limited Warranty, the exclusion concerning deficiencies in Appliances and Items of Equipment described in **Section II.E.14.** of this Limited Warranty shall not apply during the first two (2) years of the warranty term wherever (i) such Appliances and Items of Equipment are components of the Cooling, Ventilating, Heating, Electrical or Plumbing Systems; and (ii) the deficiencies in such fixtures, Appliances or Items of Equipment are the result of defective installation by your Builder.
2. **Standards — Section III.** — If the statutes of the State of New York provide greater coverage than the provisions of this Limited Warranty, those provisions shall modify the warranty to allow for the greater coverage.
3. **Alternative Dispute Resolution** — When making a request for warranty performance pursuant to **Section IV.E.** of this Limited Warranty, you have no obligation to submit to binding arbitration, nor do you have to pay any fee or charge for participation in non-binding arbitration or any mediation process concerning your request. However, any Unresolved Warranty Issues must be submitted to arbitration before a legal proceeding may be commenced. Further, if an Owner resorts to litigation, the rights and obligations imposed by **Section IV.E.** shall apply to such litigation.

C. State of Indiana Addendum

The warranties and rights listed above are in addition to, and are not exclusive of, any warranties listed in this book.

Notwithstanding anything contained in the attached printed form of the RWC Limited Warranty, this Limited Warranty shall include the following protection per **Section II.C.**, and is amended to read as follows:

1. **Two Year Coverage** — Commencing on the Effective Date of this Limited Warranty as specified on the Application For Warranty form, and subject to the terms and conditions listed herein, your Builder warrants that for a period of two (2) years your Home will be free from Defects due to nonconformity with the Warranty Standards set forth in **Section III.** of this Limited Warranty. With respect to fixtures, Appliances and Items of Equipment, the Warranty is for one (1) year or the manufacturer's written warranty, whichever is less. For Year Two Coverage for Indiana Homes with VA/FHA Financing, the following provisions of the HUD Addendum **Section V.D.** are not applicable in Year 2: **Section V.D.5, Section V.D.13, Section V.D.16, and Section V.D.19.**
2. **Years 3 and 4 Coverage Only** — During the third and fourth year following the Effective Date Of Warranty as specified on the Application For Warranty form, and subject to the terms and conditions listed in this Limited Warranty, your Warrantor warrants that your Home will be free from Defects due to nonconformity with the Warranty Standards set forth in **Section III. A.** 3.11-3.16.

D. HUD Addendum (Applicable to VA/ FHA Financed Homes only)

1. **Section I.B. Emergency Conditions** — The following definition is added: Emergency Condition is an event or situation that presents an imminent threat of damage to the Home or common elements and results in an unsafe living condition due to Defects or Major Structural Defect failures that manifest themselves outside of the Warrantor's normal business hours and precludes you from obtaining prior written approval to initiate repairs to stabilize the condition and prevent further damage.
2. **Section I.B.9. Effective Date Of Warranty** — The following language is substituted: The Effective Date Of Warranty will be the date on which closing or settlement occurs in connection with the initial sale of the Home. In no event will the Effective Date Of Warranty be later than the date of FHA endorsement of your Mortgage on the Home.
3. **Section I.B.14. Major Structural Defects** — The following language is substituted for a-c.: A Major Structural Defect is actual physical damage to the designated load-bearing portions of a Home caused by failure of such load-bearing functions to the extent that the Home becomes unsafe, unsanitary, or otherwise unlivable. The following language is added: Delamination or rupture of roof

SAMPLE

page 24
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

ADDENDA



SECTION V.

sheathing shall be deemed a Major Structural Defect in need of warranty performance.

4. **Sections II.A.5 and II.A.6** — Foreclosure does not void the Limited Warranty for VA/FHA Financed Homes only.
5. **Section II.C.1. One Year Coverage** — The following language is added: Notwithstanding anything to the contrary contained in this Limited Warranty, during the first year of coverage, your Builder will repair or restore the reliable function of Appliances and Equipment damaged during installation or improperly installed by your Builder. In addition, your Builder will correct Construction Deficiencies in workmanship and materials resulting from the failure of the Home to comply with standards of quality as measured by acceptable trade practices. Construction Deficiencies are Defects (not of a structural nature) in the Home that are attributable to poor workmanship or to the use of inferior materials which result in the impaired functioning of the Home or some part of the Home. Defects resulting from your abuse or from normal wear and tear are not considered Construction Deficiencies.
6. **Section II.C.4. Condominium Coverage** —The following language is substituted: The Limited Warranty shall only apply to warranted common elements which are those portions of the defined Electrical, Heating, Ventilating, Cooling, Plumbing and structural Systems which serve two (2) or more residential units, and are contained wholly within a residential structure that, if defective, would constitute a health or safety condition for the occupants. Examples of common elements which are covered by this Limited Warranty are hallways, meeting rooms, stairwells and other spaces wholly within the residential structure serving two (2) or more units; and structurally attached balconies, arches and decks. Examples of common elements which are not covered under this Limited Warranty are club houses, recreational buildings and facilities, walkways, exterior structures, or any other non-residential structure which is part of the condominium.
7. **Section II.C.** — The following coverage is added for the **State of Colorado ONLY:** The Builder's warranty for basement slabs in the State of Colorado is extended from the first through the fourth year.
8. **Section II.D.** — The following statement is added: This agreement is non-cancelable by the Warrantor.
9. **Section II.D.9.** is deleted.
10. **Section II.D.10.** — The following language is added: Repairs to the Home may be made without the prior written authorization of the Warrantor only in the event an Emergency Condition arises that necessitates repairs be made for the sole purpose of protecting the Home from further damage. You must notify the Warrantor as soon as possible, but in no event, later than five (5) days after the repairs have been made in order to qualify for reimbursement. An accurate, written record of the repair cost must accompany your notification.
11. **Section II.E.1.d.** — The following language is substituted: Loss or damage which is covered by any other insurance or for which compensation is granted by state legislation.
12. **Section II.E.1.e.** — The following language is substituted: resulting directly or indirectly from flood, waves, tidal water, overflow of a body of water, or spray from any of these (whether or not driven by wind), water which backs up from sewers or drains, changes in the water table which were not reasonably foreseeable, wetlands, springs or aquifers. Surface water and underground water which cause an unforeseeable hydrostatic condition with resultant damage to the structure are covered.
13. **Section II.E.2.d.** is deleted.
14. **Section II.E.2.m.** — The following language is substituted: any portion of a public Water Supply System, including volume and pressure of water flow.
15. **Section II.E.2.o.** — The following language is substituted: any portion of a public Sewage Disposal System, including design.
16. **Section II.E.2.p.** — exclusion is deleted.
17. **Section II.E.5.** — The following language is substituted: Consequential Damages to personal property are excluded. Consequential Damages to real property as a result of a Defect or repair of a Defect are covered.
18. **Section II.E.9.** — The following language is added: Warranted Defects repaired as a result of emergency property protection measures as described and defined in this addendum are covered.
19. **Section III.A.**
    a. **Site Work** — The following language is substituted:
    (1) **3.18 (Action Required)** If final grading was performed by the Builder, he will replace fill in excessively settled areas.
    b. **Floor Covering** — The following language is added:
    (1) **4.26 (Observation)** Gaps or cracks between finished floor boards. **(Action Required)** Builder will correct gaps or

SAMPLE

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here.
You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

page 25

WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

ADDENDA



SECTION
V.

cracks which exceed 1/8 in. in width. **(Comments)** Finished wood floors expand and contract due to humidity changes in your Home. Cracks and gaps which shrink and disappear in non-heating seasons are considered normal.

(2) **4.27 (Observation)** Cupping, crowning or loose finished floor boards. **(Action Required)** Builder will correct only if caused by a Defect in installation. **(Comments)** Finished wood flooring cups from gaining or losing moisture on one side faster than the other. Some cupping and crowning should be considered normal due to growth rings in the tree and the part of the tree used. The Builder is not responsible for natural properties of the product, or for climatic conditions and personal living habits which can affect moisture content of floor boards. Cupping or crowning action may have loosened nails or adhesive. Owner is responsible if condition is caused by conditions beyond Builder's control.

(3) **4.28 (Observation)** Ceramic tile cracks or loosens. **(Action Required)** Builder will correct only if documented prior to occupancy. **(Comments)** Owner is responsible for establishing a pre-closing walk-through inspection list.

20. **Section III.B.6.** — The following language is added: **(Observation)** Septic system fails. **(Action Required)** Builder will correct if damage is due to poor workmanship or materials, which are not in conformance with Sewage Enforcement Officer's instructions as per design and installation only. **(Comments)** Builder is required to abide by state or local requirements for the installation of on-site sewage disposal system. Any deficiency or failure which occurs or is caused by a condition other than faulty workmanship or materials, such as design, is not covered by this Limited Warranty. Owner is responsible for routine maintenance of system, which may include, but not be limited to: pumping the septic tank; adding chlorine to a chlorinator; and refraining from driving or parking vehicles or equipment on the system. Damages caused by freezing, soil saturation, underground springs, water run-off, excessive use and an increase in level of water table are among causes not covered by this Limited Warranty.

21. **Section IV.E. Arbitration** — The following language is added: The judicial resolution of disputes is not precluded by this warranty and may be pursued by the homeowner at any time during the dispute resolution process.

22. **Section IV.E. Arbitration** — Because HUD does not require mandatory arbitration, the following is deleted: Since this Limited Warranty provides for mandatory binding arbitration of disputes, if any party commences litigation in violation of this Limited Warranty, such party shall reimburse the other parties to the litigation for their costs and expenses, including attorney fees, incurred in seeking dismissal of such litigation.

23. **Section IV.F.3., F.4.** and **F.11.a.** — The following language is substituted: In the first two (2) years, if your Builder does not fulfill its obligations under this Limited Warranty, the Insurer will be responsible for your Builder's obligations, subject to a one-time warranty service fee of $250. The Insurer's liability in Years 3 through 10 under this Limited Warranty is subject to a warranty service fee of $250 per request for warranty performance. In each instance, you must pay the fee prior to the Insurer's repair or replacement. In the event of payment, the fee will be subtracted from the cash payment. In the case of the common elements of a condominium, the warranty service fee shall be $250 per Home affected by each common element in need of service, limited to a maximum of $5,000 per free standing structure.

24. **Section IV.F.6.** — The following language is added: Where a warranted Defect is determined to exist and where the Warrantor elects to pay the reasonable cost of repair or replacement in lieu of performing such repair or replacement, the cash offer must be in writing. You will be given two (2) weeks to respond. Cash offers over $5,000 are subject to an on-site review by a HUD approved fee inspector (inspection costs will be paid by the Warrantor) unless:
    a. the cash offer is made pursuant to a binding bid by an independent third party contractor, which will accept an award of a contract from you pursuant to such bid;
    b. payment is being made in settlement of legal action;
    c. you are represented by legal counsel.

E. Maryland Addendum

You should contact the Administrator personally to verify the existence of your Warranty. Further, you should report any Warranty problems, which are not promptly resolved by your Builder, to the Administrator.

1. **Section IV.F.3.** and **IV.F.4.** are not applicable for the state of Maryland.

The RWC Limited Warranty displayed on this page is a SAMPLE only. The RWC Limited Warranty applicable to your home may differ from the one displayed here. You must consult your validated RWC Limited Warranty book for the terms of coverage that apply to your home.

SAMPLE

page 26
WPMIC #320 Rev. 8/17
© 1996 Harrisburg, PA

434890037 Buyer: Neptune Rem LLC / Subdivision: Arbor Trails S - V22 / Lot 0037 / Address: 7012 Cottonseed Dr (NFS) / Job: 434890000-0037 Salesperson: Daniel R Sherwood / Date Printed: 09/17/2025 Subdivision: Arbor Trails S - V22 Address: 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US I (We) Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC have received and will review the D.R. Horton - Texas, Ltd. warranty pamphlet. (RWC Warranty) {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date Seller:D.R. Horton - Texas, Ltd. By: D.R. Horton - Texas, Ltd. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date Please return with sales contract. {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Neptune Rem LLC Megan Payne (Sep 18, 2025 12:21:40 CDT) Megan Payne Sep 18, 2025 Megan Payne D.R. Horton Officer Megan Payne

Buyer(s): Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC, Community: Arbor Trails S - V22, Plat: 15/F/001, Address: 7012 Cottonseed Dr (NFS), Sales Rep: Daniel R Sherwood Job: 434890037 Printed: 9/17/2025 FINANCING CONTINGENCY ADDENDUM This Financing Contingency Addendum (this “Addendum”), is executed in conjunction with and hereby incorporated into the Real Estate Purchase Contract (the “Contract”) between Buyer and Seller, as defined therein, for the Property therein legally described as: 7012 Cottonseed Dr (NFS), PRINCETON, TX, 75407 in Arbor Trails South a Subdivision in COLLIN County, Texas as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this Addendum. To the extent of any conflicts between the Contract, the terms of this Addendum, and any other addenda, the terms of this Addendum shall control. 1. FINANCING CONTINGENCY. Buyers and Sellers obligations under the Contract are contingent on Buyers ability to obtain funds sufficient to purchase the Property within ninety (90) days of the Effective Date of the Contract. Buyer agrees to provide to Seller within ninety (90) days from the Effective Date financial statements or other written verification of Buyers ability to purchase the Property with cash. If after ninety (90) days from the Effective Date Buyer is unable to verify to Sellers reasonable satisfaction that Buyer has the available funds necessary to purchase the Property according to the terms of the Contract or is otherwise unable to achieve funding to purchase the Property, Buyer will have the right to cancel this Agreement, and the Earnest Money, if any, paid by Buyer shall be returned to Buyer. 2. ENTIRE AGREEMENT. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTOOD THIS ADDENDUM AND THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS ADDENDUM OR ELSEWHERE IN THE CONTRACT. BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC (Sep 17, 2025 17:17:13 MDT) Neptune Rem LLC Sep 17, 2025 Neptune Rem LLC

434890037

Buyer: Neptune Rem LLC / Subdivision: Arbor Trails South / Lot 0037 / Address: 7012 Cottonseed Dr (NFS) / Job: 434890037
Salesperson: Daniel R Sherwood / Date Printed: 09/17/2025

D·R·HORTON
America's Builder

Funds Receipt

To: D.R. Horton - Texas, Ltd.

From: Neptune Rem LLC, a Delaware limited liability company and Neptune Rem LLC

Address 7012 Cottonseed Dr (NFS), PRINCETON, TX 75407, US

Please Deposit As:

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
09/17/2025				$11,499.50	$11,499.50
	09/17/2025	Check	1234		$11,499.50
			Total	**$11,499.50**	**$11,499.50**

(No option deposits found.)

Attach Check/Cashier's Check/Money Order Here: